UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MATTERSIGHT CORPORATION

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April 6, 2017

Dear Mattersight Stockholder:

On behalf of the Board of Directors and management of Mattersight Corporation, I cordially invite you to attend the 2017 Annual Meeting of Mattersight’s stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Central Time on Thursday, May 18, 2017, at our offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

The agenda for this year’s Annual Meeting includes (i) the proposed election of our three Class III directors for a term of three years (ii) a proposed amendment and restatement of our 1999 Employee Stock Purchase Plan, as amended (the “ESPP”), to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 250,000, (iii) an advisory approval of the compensation of our named executive officers, (iv) an advisory vote on the preferred frequency of stockholder votes on the compensation of our named executive officers and (v) the ratification of our independent public accountants for the 2017 fiscal year. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, stockholders will have an opportunity to comment and ask appropriate questions. You may also obtain more information about us from the documents we have filed with the Securities and Exchange Commission (the “SEC”).

Our Board of Directors recommends that you vote (i) “FOR” the election of the three nominees to serve on our Board of Directors for a term of three years, (ii) “FOR” the proposed amendment to the ESPP, (iii) “FOR” the approval of the compensation of our named executive officers, (iv) in favor of “THREE YEARS” as the preferred frequency of stockholder votes on the compensation of our named executive officers and (v) “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2017 fiscal year. The nominees for director will be elected by and the preferred frequency of stockholder votes on the compensation of our named executive officers will be approved by a plurality of the votes cast at the Annual Meeting, meaning the nominees who receive and frequency which receives the greatest number of votes will be elected as directors and approved, respectively. The proposed amendment to the ESPP, the approval of compensation of our executive officers and the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2017 fiscal year requires approval of holders of a majority of shares present and entitled to vote either in person or by proxy at the Annual Meeting.

On behalf of our Board of Directors, we thank you for your continued support of Mattersight. We encourage you to read the accompanying Notice of Annual Meeting and Proxy Statement and vote promptly. To ensure that your shares are represented at the Annual Meeting, whether or not you plan to attend in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet, or by signing, dating, and mailing your proxy card in accordance with the instructions provided on it.

Sincerely,

/s/ Kelly D. Conway
Kelly D. Conway
President and Chief Executive Officer

This Proxy Statement is first being made available to stockholders on or about April 6, 2017. Once again, this year, we are pleased to be providing our stockholders with proxy materials over the Internet. By using this method of delivery, we are able to provide these important materials in an expedited manner while reducing our costs and the environmental impact of our Annual Meeting.

MATTERSIGHT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2017

The Annual Meeting of Mattersight Corporation, a Delaware corporation (referred to herein as the “Company,” “Mattersight,” “we,” “us,” or “our” as the context requires), will be held at 9:00 a.m. Central Time on Thursday, May 18, 2017, at our offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, for the following purposes:

1.

To elect the three nominees identified in this Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) as Class III directors to our Board of Directors, to serve for a three-year term ending at the 2020 annual meeting of stockholders;

2.

To approve an amendment and restatement of our 1999 Employee Stock Purchase Plan, as amended, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 250,000 shares;

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;
4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.
5.	To ratify the appointment of Grant Thornton LLP as our independent public accountants for the 2017 fiscal year;
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Proxy Statement more fully describes the foregoing items of business.

Only holders of record of shares of our Common Stock, $0.01 par value per share (“Common Stock”), and holders of record of shares of our 7% Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Stock”, together with the Common Stock, “Mattersight Stock”), at the close of business on March 23, 2017 (the “Record Date”) may vote at the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, during normal business hours, for ten days prior to the Annual Meeting.

Once again this year, we are pleased to be using SEC’s “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. On or about April 6, 2017, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to stockholders as of the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability contains instructions on how to access an electronic copy of our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 16, 2017 (the “Annual Report”). The Notice of Internet Availability also contains instructions on how to request a paper copy of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote at your earliest convenience. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting, even if you are unable to attend.

By Order of the Board of Directors,

/s/ David B. Mullen
David B. Mullen
Senior Vice President and Chief Financial Officer

Chicago, Illinois

April 6, 2017

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING	5
PROPOSAL #1 ELECTION OF DIRECTORS	8
Vote Required for the Election of Directors	8
Director Qualifications	8
Recommendation of Our Board of Directors	10
BOARD LEADERSHIP AND CORPORATE GOVERNANCE	11
DIRECTOR COMPENSATION	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLANS	20
INCORPORATION BY REFERENCE	20
COMPENSATION COMMITTEE REPORT	20
COMPENSATION AND RISK	21
COMPENSATION CONSULTANTS	21
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	21
COMPENSATION DISCUSSION AND ANALYSIS	21
EXECUTIVE COMPENSATION	28
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016	30
SEVERANCE AND CHANGE IN CONTROL BENEFITS	33
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	36
PRINCIPAL ACCOUNTING FEES AND SERVICES	38
REPORT OF THE AUDIT COMMITTEE	39
PROPOSAL #2 PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF EMPLOYEE STOCK PURCHASE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN TO 750,000 SHARES	40
Vote Required for Ratification of Proposal	42
Recommendation of Our Board of Directors	42
PROPOSAL #3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	43
Recommendation of Our Board of Directors	43
PROPOSAL #4 ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION	44
Recommendation of Our Board of Directors	44
PROPOSAL #5 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	45
Vote Required for Ratification of Independent Public Accountants	45
Recommendation of Our Board of Directors	45
OTHER BUSINESS	46
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2018	46
ADDITIONAL INFORMATION	47
ANNEX A	48

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING

This Proxy Statement is being furnished to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Annual Meeting to be held at our offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606 on Thursday, May 18, 2017, at 9:00 a.m. Central Time, or at any postponement or adjournment thereof. The proxy materials, together with a copy of the Annual Report, are first being made available to our stockholders beginning on or about April 6, 2017.

The purpose of the Annual Meeting is for our stockholders to consider and vote upon (i) the proposed election of our three Class III directors for a term of three years, (ii) a proposed amendment and restatement of the ESPP to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 250,000, (iii) an advisory approval of the compensation of our named executive officers, (iv) an advisory vote on the preferred frequency of stockholder votes on the compensation of our named executive officers and (v) the ratification of our independent public accountants for the 2017 fiscal year. The following is intended to address questions you might have regarding the Annual Meeting.

How may I receive proxy materials?

We are pleased to be using the SEC “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. As a result, we are mailing our stockholders a notice about the Internet availability of the proxy materials that contains instructions on how to access this Proxy Statement and our Annual Report online. If you received this notice, then you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The notice also contains instructions on how stockholders may, if desired, request a printed copy of our proxy materials.

How does our Board of Directors recommend that our stockholders vote?

After careful consideration, our Board of Directors recommends that you vote (i) “FOR” the election of the three nominees to serve on our Board of Directors for a term of three years, (ii) “FOR” the proposed amendment to the ESPP, (iii) “FOR” the approval of the compensation of our named executive officers, (iv) in favor of “THREE YEARS” as the preferred frequency of stockholder votes on the compensation of our named executive officers and (v) “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2017 fiscal year.

Who is entitled to vote at the Annual Meeting?

Only holders of record of shares of Common Stock and holders of record of shares of Series B Stock at the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, 34,096,800 shares of Mattersight Stock, comprised of 32,458,852 shares of Common Stock and 1,637,948 shares of Series B Stock, were outstanding and entitled to be voted at the Annual Meeting. Each share of Mattersight Stock entitles the holder to one vote and both classes of Mattersight Stock will vote together as a single class on all matters presented for a vote at this meeting.

How many votes must be present to hold the Annual Meeting?

A quorum is necessary to hold a valid Annual Meeting. A quorum will be present at the Annual Meeting if the holders of a majority of the 34,096,800 shares of Mattersight Stock outstanding and entitled to vote generally in the election of directors on the Record Date are present, either in person or by proxy. Abstentions and broker non-votes are counted for purposes of a quorum. Your shares are counted as present if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone, or by mail.

What is the difference between routine vs. non-routine matters?

The election of directors, the proposed amendment to the ESPP, the advisory vote on named executive officer compensation and the advisory vote on the preferred frequency of stockholder votes on the compensation of our named executive officers are considered to be non-routine matters under applicable rules. Because a broker cannot vote without instructions on non-routine matters, there may be broker non-votes on these proposals. The ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2017 fiscal year is considered to be a routine matter under applicable rules. A broker may generally vote on routine matters, and therefore, there should be no broker non-votes in connection with this proposal.

What vote is required to approve each of the proposals?

On all matters, each share has one vote. Our organizational documents do not provide for cumulative voting. Therefore, the nominees for director will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who receive the greatest number of affirmative votes will be elected as directors. Similarly, the preferred frequency of stockholder votes on the compensation of our named executive officers will be approved by a plurality of the votes cast at the Annual Meeting, meaning the frequency which receives the greatest number of votes will be approved. Neither broker non-votes nor abstentions are included in the tabulation of the voting results and, therefore, do not have the effect of votes “AGAINST” the election of directors or any particular frequency.

The proposed amendment to the ESPP, the approval of compensation of our executive officers and the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2017 fiscal year each require approval of  the holders of a majority of shares present and entitled to vote either in person or by proxy at the Annual Meeting. A failure to vote your shares of Mattersight Stock or a broker non-vote will have no effect on the outcome of the vote for these proposals. An abstention will have the same effect as voting “AGAINST” each of these proposals.

How do I vote or change my vote?

You may vote in person at the Annual Meeting or by proxy through the Internet, by telephone, or by mail. Likewise, you may revoke your proxy at any time before the voting at the Annual Meeting following proper procedure.

Voting in Person—If you hold shares in your name as a stockholder of record and plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting or you may give us a signed proxy card before voting is closed. If you would like to attend the Annual Meeting, please bring proof of identification with you to the Annual Meeting. Even if you plan to attend the Annual Meeting, we strongly encourage you to submit a proxy for your shares in advance as described below, so your vote will be counted if you later decide not to attend. If your shares are held in “street name,” which means your shares are held of record by a broker, bank, or other nominee, and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a proxy from the record holder of the shares (your broker, bank, or nominee) authorizing you to vote at the Annual Meeting. To do this, you should contact your broker, bank, or nominee.

Voting by Proxy—If you are a holder of record of Mattersight Stock (that is, you hold your stock in your own name) on the Record Date, you may submit a proxy with your voting instructions by any of the following methods:

•

Through the Internet: Go to the website www.proxyvote.com and follow the instructions included with the Notice of the Annual Meeting or, if applicable, on your proxy card, at any time before 11:59 p.m. Eastern Time on Wednesday, May 17, 2017.

•

By Telephone: Call 1-800-690-6903 on a touch-tone telephone from anywhere within the United States or Canada at any time before 11:59 p.m. Eastern Time on Wednesday, May 17, 2017, and follow the instructions included with the Proxy Statement or, if applicable, on your proxy card. Instructions are also provided by recorded telephone message.

•	By Mail: You may also complete, sign, date and mail your proxy card using the instructions provided on it.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number before your proxy will be accepted. This number is included either with the Notice of the Annual Meeting or, if applicable, on your proxy card. Once you have indicated how you want to vote in accordance with the instructions provided, you will receive a confirmation that your proxy has been successfully submitted.

Properly executed proxies that do not contain specific voting instructions will be voted (i) “FOR” the election of the three nominees to serve on our Board of Directors for a term of three years, (ii) “FOR” the proposed amendment to the ESPP, (iii) “FOR” the approval of the compensation of Mattersight’s named executive officers, (iv) in favor of “THREE YEARS” as the preferred frequency of stockholder votes on the compensation of Mattersight’s named executive officers and (v) “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2017 fiscal year.

Revocation of Proxy—Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the Annual Meeting. You may revoke your proxy at any time before the voting at the Annual Meeting by any of the following methods:

•	voting again at a later date by telephone or through the Internet. Your latest voting instructions will be counted and your earlier instructions, using the same procedures, revoked;
•	submitting a new proxy that is properly signed with a later date;
•	sending a properly signed written notice of your revocation to Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, Attention: Legal Department; or
•	voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

If your shares are held in street name through a broker, bank, or other nominee, then you must contact your broker, bank, or nominee to revoke your proxy.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares of Mattersight Stock are held in “street name,” then you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares voted. Your broker or nominee is permitted to use discretion to vote your shares on routine matters if you fail to provide instructions. Your broker or nominee is not permitted to vote your shares on non-routine matters without your instructions. Shares that are not permitted to be voted by your broker are called “broker non-votes.”

The election of directors, the proposed amendment to the ESPP, the advisory vote on named executive officer compensation and the advisory vote on the preferred frequency of stockholder votes on named executive officer compensation are considered to be non-routine matters under applicable rules. As a result, without your instruction, your broker will not be able to vote your shares on these matters, which will result in broker non-votes. Broker non-votes will not be counted and therefore will have no effect on these proposals. The ratification of the appointment of Grant Thornton LLP as our independent public accountants is considered to be a routine matter under applicable rules. Because brokers may generally vote on routine matters, there should be no broker non-votes in connection with this proposal.

How are proxies solicited?

This proxy solicitation is being made and paid for by Mattersight on behalf of its Board of Directors. Our directors, officers, and employees may solicit proxies by personal interview, mail, email, telephone, facsimile, or other means of communication, but they will not be paid additional remuneration for their efforts. We also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Mattersight Stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses for doing this.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, then you might receive more than one proxy card. Please complete, sign, date, and return all of the proxy cards you receive regarding the Annual Meeting to ensure that all of your shares are voted.

When may a meeting be adjourned?

When any meeting is convened, the presiding officer, if directed by our Board of Directors, may adjourn or postpone the meeting if (i) no quorum is present for the transaction of business or (ii) our Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that our Board of Directors determines has not been made sufficiently or timely available to stockholders or otherwise to effectively exercise their voting rights. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies in order to achieve a quorum will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Who may I contact regarding additional questions?

If you have more questions about any of the proposals on the Annual Meeting agenda, need assistance in submitting your proxy or voting your shares, or need additional copies of the Proxy Statement or the enclosed proxy card, you should contact the Legal Department, Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606 or call 877-235-6925.

PROPOSAL #1 ELECTION OF DIRECTORS

Our Board of Directors consists of three classes of directors, each of which is elected for a staggered three-year term, as follows:

Class I Term Expires at 2018 Annual Meeting	Class II Term Expires at 2019 Annual Meeting	Class III Term Expires at this Annual Meeting
Tench Coxe	Philip R. Dur	Kelly D. Conway
John T. Kohler	Henry J. Feinberg	David B. Mullen
	John C. Staley	Michael J. Murray

Each of the following individuals recommended by our Board of Directors is standing for election as a Class III director to serve a three-year term expiring at the 2020 annual meeting of stockholders and until his successor is duly elected and qualified, unless he resigns or is removed: Kelly D. Conway, David B. Mullen and Michael J. Murray.

As described below under the caption “Selection of Director Nominees,” for the reasons described below, our Board of Directors has nominated each of the director nominees to stand for election at the Annual Meeting, based on the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors (the “Nominating and Corporate Governance Committee”). If for any reason a nominee becomes unable or is unwilling to serve at the time of the meeting, then the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee selected by the Nominating and Corporate Governance Committee and approved by the Board of Directors. It is not anticipated that any of the nominees will be unavailable for election.

Vote Required for the Election of Directors

The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the most affirmative votes of shares outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting will be elected to serve as directors.

Director Qualifications

Our Board of Directors consists of eight directors, each of whom is well-qualified to serve on our Board of Directors and represent our stockholders’ best interests. As described below under the caption “Selection of Director Nominees,” the Nominating and Corporate Governance Committee selects nominees with a view to establishing a Board of Directors that is comprised of members who:

•	have the highest professional and personal ethics, consistent with our values and standards;
•	are committed to enhancing stockholder value;
•	have sufficient time to carry out their duties;
•	provide insight and practical wisdom based on experience; and
•	are capable of representing the interests of all stockholders.

We believe that each of our directors and director nominees brings these qualifications to our Board of Directors. Moreover, they provide a diversity of business experience and personal skills in technology, finance, marketing, financial reporting, and other areas that contribute to an effective Board of Directors, as well as public board experience, and knowledge of the technology industry and our business.

The following describes the key qualifications, business skills, experience, and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications described above and the information included in the biographical summaries provided below:

Kelly D. Conway (Director since May 1999)

Mr. Conway, 61, is the President and Chief Executive Officer of Mattersight, a position he has held since its incorporation in May 1999 as a subsidiary of Technology Solutions Company (“TSC”). Mr. Conway joined TSC in November 1993 as Senior Vice President, assumed the position of Executive Vice President in July 1995, and became Group President in October 1998. We believe that Mr. Conway is qualified to serve on our board of directors due to his 18 years’ service as the Chief Executive Officer of the Company and his extensive knowledge of, and experience with, the information-technology industry and our operations, strategy, financial position, and management team.

Tench Coxe (Director and Chairman of the Board since February 2000)

Mr. Coxe, 59, is a managing director of the general partner of Sutter Hill Ventures, a venture capital company located in Palo Alto, California, and has held that position since 1987. He has over 25 years of experience in the venture capital business and extensive experience on public company boards. We believe that Mr. Coxe is qualified to serve on our board of directors due to his over 15 years of service as the Chairman of the Board and his extensive knowledge of, and experience with, the information-technology industry and our operations, strategy, and financial position. Mr. Coxe currently serves as a director of NVIDIA Corporation (NASDAQ: NVDA), Artisan Partners Asset Management Inc. (NYSE: APAM), and various private companies.

Philip R. Dur (Director since December 2011)

Mr. Dur, 44, is a Managing Partner at PeakSpan Capital and is a Venture Partner of Investor Growth Capital, LLC (“IGC”). Prior to launching PeakSpan in 2015, Mr. Dur worked with IGC from 2004 to 2013, most recently as a Managing Director and software investor. Prior to joining IGC, Mr. Dur spent four and a half years with Morgan Stanley Venture Partners and two years with Morgan Stanley Capital Partners. We believe that Mr. Dur is qualified to serve on our board of directors due to his significant experience working with growth-oriented software companies as an investor and his experience serving as a director or observer to over a dozen software businesses. He currently serves as a director of a number of private companies.

Henry J. Feinberg (Director since May 2007)

Mr. Feinberg, 65, is Executive Chairman of Yield Management Systems located in Chicago, Illinois. Previously, he was a Partner at Technology Crossover Ventures, a venture capital firm located in Palo Alto, California. Mr. Feinberg has experience as Executive Chairman, Chief Executive Officer, and in a number of other senior management positions, at various private and public corporations, as well as being a Partner at a technology-oriented venture capital firm. He currently serves as a director of one privately-held company. We believe that Mr. Feinberg is qualified to serve on our board of directors due to his significant experience working with technology-oriented companies as an investor and his extensive experience on public and private boards.

John T. Kohler (Director since May 1999)

Mr. Kohler, 70, is the former President and Chief Executive Officer of TSC. Mr. Kohler held such office from 1995 until his retirement in February 2000. He joined TSC as Senior Vice President in 1992, was promoted to Executive Vice President and named to the Office of the Chairman in 1993, and became President and Chief Operating Officer in 1994. We believe that Mr. Kohler is qualified to serve on our board of directors due to his significant past experience on public company boards, including audit and compensation committees, and deep knowledge of our operations. He has been a General Partner of a private technology company since 2000.

David B. Mullen (Director since March 2009)

Mr. Mullen, 66, has served as our Senior Vice President and Chief Financial Officer since January 2017. Mr. Mullen is also the former Executive Vice President and Chief Financial Officer of Navteq Corporation, having held that position from December 2002 to January 2010. Navteq was acquired by Nokia Corporation (NYSE: NOK) in July 2008. Including his service with Navteq, he has over 25 years of experience as an executive for technology companies. Prior to joining Mattersight, Mr. Mullen acted as an independent consultant. We believe that Mr. Mullen is qualified to serve on our board of directors due his understanding of our operations and financial performance and his significant past experience on public company boards, particularly on audit committees, and strong financial acumen. Mr. Mullen served as a director and Audit Committee member of Avid Technology, Inc. (NASDAQ: AVID) until October 2014. He currently serves as a director of Angie’s List, Inc. (NASDAQ: ANGI) and is the chairman of its Audit Committee.

Michael J. Murray (Director since June 1999)

Mr. Murray, 72, retired in July 2000 as President of Global Corporate and Investment Banking at Bank of America Corporation (NYSE: BAC), a position he had held since 1998. Mr. Murray has over 30 years of experience in banking, including heading Bank of America’s Global Wholesale Bank, with responsibility for its business with large corporate, international, and government clients around the world. We believe that Mr. Murray is qualified to serve on our board of directors due to his familiarity with the banking and financial industry, his extensive experience on public company boards and deep knowledge of Mattersight. He served as a director of Con-Way Inc. (NYSE: CNW), a publicly-traded transportation company, and served on Con-Way’s Compensation and Nominating Committees, until it was acquired by XPO Logistics, Inc. (NYSE: XPO) in October 2015. He also serves on the Advisory Board of a venture capital firm and a private equity firm.

John C. Staley (Director since August 2002)

Mr. Staley, 75, is the former Managing Partner - Lake Michigan Area of Ernst & Young LLP, a global audit and tax firm, a position that he held from 1985 to his retirement in June 2001. We believe that Mr. Staley is qualified to serve on our board of directors due to his extensive experience on public company boards, particularly on audit committees, as well as strong financial acumen and deep knowledge of Mattersight. Mr. Staley is presently the chairman of the Board of Directors of Hospira, Inc. (NYSE: HSP).

Recommendation of Our Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR CLASS III DIRECTORS, KELLY D. CONWAY, DAVID B. MULLEN AND MICHAEL J. MURRAY.

BOARD LEADERSHIP AND CORPORATE GOVERNANCE

The business and affairs of Mattersight are managed under the direction of our Board of Directors. Our Board of Directors has responsibility for establishing broad corporate policies relating to the overall performance of Mattersight, rather than managing day-to-day operating details. Members of our Board of Directors stay informed of our business and operations by participating in quarterly board and committee meetings and through discussions with our Chief Executive Officer and other members of the executive management team.

Corporate Governance

Having been elected by our stockholders, it is the responsibility of our Board of Directors to govern the Company’s business and affairs. Our Board of Directors approves the executive management team, acts as an advisor to executive management, and monitors the performance of executive management and the Company. Our Board of Directors reviews the Company’s corporate strategy, financial objectives, and operating plans, and is responsible for overseeing risk management and internal compliance.

Board Independence

The listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) require that a majority of our Board of Directors qualify as independent directors under the NASDAQ rules. Therefore, with respect to each director, our Board of Directors has made a determination as to whether or not the director qualifies as independent. Under our independence determination procedure, no director is considered independent unless our Board of Directors affirmatively determines that (i) the director meets all of NASDAQ’s independence standards and (ii) based on a review of all of the facts and circumstances of each non-management director’s relationship with Mattersight, there is no business, commercial, or personal relationship that would impact the performance by the director of his board duties.

Our Board of Directors has determined that six of the Company’s eight directors, Messrs. Coxe, Dur, Feinberg, Kohler, Murray, and Staley, are independent, constituting a majority of the board as required by NASDAQ rules. Mr. Conway is not independent because he is Mattersight’s President and Chief Executive Officer and Mr. Mullen is not independent because he is Mattersight’s Senior Vice President and Chief Financial Officer.

Board Leadership Structure

Our Board of Directors is led by an independent Chairman, Mr. Coxe. Mattersight believes that this is the most appropriate structure for the Company in light of the differences between the roles of Chairman of the Board and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, whereas the Chairman of the Board manages and provides leadership to the Board. Furthermore, we believe this structure enhances the accountability of the Chief Executive Officer to our Board of Directors and strengthens our board’s independence from management. We have had this leadership structure since our inception.

Board Oversight of Risk

Our executive management team is responsible for day-to-day risk management activities for the Company. Our Board of Directors oversees these risk management activities, delegating its authority in this regard to the standing committees of the Board of Directors. The Audit Committee of our Board of Directors (the “Audit Committee”) is responsible for discussing with executive management policies with respect to financial and enterprise risk. The Audit Committee also oversees the Company’s corporate compliance programs, including compliance with Section 404 of the Sarbanes-Oxley Act. The Compensation Committee of our Board of Directors (the “Compensation Committee”) considers risks in connection with the design of compensation programs for our executives. The Nominating and Corporate Governance Committee reviews, at least annually, and monitors compliance with, our Corporate Governance Guidelines, Code of Ethical Business Conduct, and other corporate governance policies. In addition to each committee’s risk management oversight, our Board of Directors and its committees regularly engage in discussions of the most significant risks that the Company is facing and how these risks are being managed.

Our Board of Directors believes that the respective risk oversight functions served by the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, together with the efforts of the full board and the Chief Executive Officer in this regard, enable our Board of Directors to effectively oversee Mattersight’s risk management activities.

Board Meetings and Attendance

Our Board of Directors held seven meetings during the fiscal year ended December 31, 2016, including four regularly-scheduled meetings, and met once in executive session. Each of our directors attended at least 75% of the meetings of the board and of the board committees on which he served in 2016. Mattersight does not have a formal policy regarding board members’ attendance at its annual stockholders’ meetings, although attendance is encouraged. The 2016 Annual Meeting was attended by Mr. Conway, Mr. Murray, and Mr. Feinberg.

Selection of Director Nominees

Responsibility. The nominees for director for this year’s Annual Meeting were nominated by the Board of Directors based on the recommendation of the entire Nominating and Corporate Governance Committee, under the terms of its charter. Specifically, under its charter, the Nominating and Corporate Governance Committee is responsible for: (i) reviewing the suitability and qualifications of, approving, and recommending to the Board of Directors those persons to be nominated for election to the board at each annual meeting of stockholders; (ii) identifying, approving, and recommending to the Board of Directors potential director candidates in the event of a vacancy on the Board of Directors or an increase in the size of the Board of Directors; and (iii) reviewing and making recommendations, at least annually, to the Board of Directors regarding the appropriate size, performance, composition, duties, and responsibilities of the Board of Directors and the other committees of the board.

Stockholder Nominees. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on our Board of Directors based on the standards identified under the caption “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualification for board membership and all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, nominations must be submitted within the timeframe and to the address specified under the caption “Submission of Stockholder Proposals for 2018” on page 46.

Identifying and Evaluating Nominees for Directors. In discharging its responsibilities to identify and nominate candidates for election to our Board of Directors, the Nominating and Corporate Governance Committee has not specified any minimum qualifications for serving on the board nor does it operate under a formal diversity policy. However, the Nominating and Corporate Governance Committee seeks to identify, evaluate, and approve candidates with a diversity of business experience and personal skills in technology, finance, marketing, financial reporting, and other areas that may be expected to contribute to an effective board. In seeking candidates, the Nominating and Corporate Governance Committee may consider factors such as industry knowledge and experience, public company experience, financial expertise, diversity, current employment, and other board memberships. The Nominating and Corporate Governance Committee endeavors to ensure that our Board of Directors is comprised of individuals who have experience relevant to the needs of Mattersight and who have the highest professional and personal ethics, consistent with our values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties. Each director must represent the interests of all stockholders.

The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying candidates to serve on our Board of Directors. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, professional search firms (which may receive a fee), stockholders, or other persons. Any such candidate would be evaluated at a meeting of the Nominating and Corporate Governance Committee and then recommended for nomination to our Board of Directors, which may be held at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider all properly submitted stockholder nominations for candidates for the board on the same basis as director-nominated candidates.

Board Committee Structure and Responsibilities

Our Board of Directors has three standing committees to assist it in the discharge of its responsibilities: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each of these committees is described below.

Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our public accountants (including resolution of disagreements between management and the public accountants regarding financial reporting), subject, if applicable, to stockholder ratification of the public accountants’ appointment, for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us. The Audit Committee approves all audit engagement fees and terms and all non-audit engagements with the public accountants as required by applicable law and the requirements of NASDAQ. In connection with its duties, the Audit Committee regularly meets privately with our independent public accountants. The Audit Committee has adopted a policy for the receipt, retention, and treatment of complaints or concerns regarding accounting-related matters. See “Communications with the Board” on page 14. The Audit Committee operates under a written charter previously adopted by our Board of Directors. The Audit Committee reviews and reassesses the adequacy of its charter annually. The Audit Committee charter is available on our website, at www.mattersight.com. A copy of the Audit Committee charter may also be obtained by sending a written request to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

The Audit Committee met eight times during fiscal year 2016. At its February 2016 meeting, our Board of Directors approved a change to the composition of the Audit Committee. After that meeting, the Audit Committee was comprised of Mr. Mullen, who served as Chairman, and Messrs. Feinberg and Staley. Subsequently, in November 2016, prior to Mr. Mullen’s appointment as the Company’s Senior Vice President and Chief Financial Officer, our Board of Directors approved another change to the composition of the Audit Committee. Currently, the Audit Committee is comprised of Mr. Staley, who serves as Chairman, and Messrs. Feinberg and Murray. Prior to February 2016, our Audit Committee was comprised of four members: Mr. Staley, who served as Chairman, and Messrs. Murray, Mullen, and Kohler. Our Board of Directors has determined that Mr. Staley qualifies as an “audit committee financial expert”, as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Additionally, management of the Company has determined that Messrs. Feinberg and Murray meet the financial literacy requirements for audit committee members described in the NASDAQ rules. Our Board of Directors has determined that, as required by NASDAQ rules, each of the members of our Audit Committee meets both the SEC’s independence requirements and NASDAQ’s independence standards.

The “Report of the Audit Committee” appears later in this Proxy Statement on page 39.

Compensation Committee. The Compensation Committee met six times during fiscal year 2016. At its February 2016 meeting, our Board of Directors approved a change to the composition of the Compensation Committee. Currently, the Compensation Committee is comprised of Mr. Dur, who serves as Chairman, and Messrs. Coxe and Kohler. Prior to February 2016, our Compensation Committee was comprised of four members: Mr. Kohler, who served as Chairman, and Messrs. Coxe, Dur, and Feinberg. Our Board of Directors has determined that, as required by NASDAQ rules, each of the members of our Compensation Committee meets both the SEC’s independence requirements and NASDAQ’s independence standards. The Compensation Committee administers the Mattersight Corporation 1999 Stock Incentive Plan, as amended and restated as of February 17, 2016 (the “1999 Plan”), and the ESPP and reviews and acts with respect to stock incentive and other employee benefit plans, approves or makes recommendations to our Board of Directors with respect to the salary and annual incentive compensation of, and equity awards for, our executive officers, and assesses the risk associated with our material incentive compensation programs. In administering the 1999 Plan, the Compensation Committee may delegate certain of its duties to one or more of our officers as permitted by law and to the extent otherwise consistent with the terms of the 1999 Plan. The Compensation Committee has not engaged a compensation consultant. Compensation for senior executives is determined by the Compensation Committee after analyzing the Company’s performance against its established goals, and the performance of the applicable executive against his or her established individual goals, based on the recommendations of our Chief Executive Officer (except with respect to his own compensation). The Compensation Committee operates under a written charter previously adopted by our Board of Directors. The Compensation Committee reviews and reassesses the adequacy of its charter annually. The Compensation Committee charter is available on our website, at www.mattersight.com. A copy of the Compensation Committee charter may also be obtained by sending a written request to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times in 2016. Currently, the Nominating and Corporate Governance Committee is comprised of Mr. Murray, who serves as Chairman, and Messrs. Coxe and Dur. Our Board of Directors has determined that, as required by NASDAQ rules, each of the members of our Nominating and Corporate Governance Committee meets NASDAQ’s independence standards. The Nominating and Corporate Governance Committee is directly responsible for considering, reporting, and making recommendations to our Board of Directors on matters relating to the selection and qualification of directors and candidates nominated to serve as directors, as well as other matters relating to the duties of the Board of Directors, the operation of the Board of Directors, and oversees our corporate governance policies, including our Corporate Governance Guidelines and Code of Ethical Business Conduct. The Nominating and Corporate Governance Committee operates under a written charter previously adopted by our Board of Directors. The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of its charter annually. The Nominating and Corporate Governance Committee charter is available on our website, at www.mattersight.com. A copy of the Nominating and Corporate Governance Committee charter may also be obtained by sending a written request to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

Communications with the Board

Stockholders wishing to communicate with our Board of Directors, any committee of the Board, any individual director, or the independent members of our Board of Directors (the “Non-Employee Directors”) may do so by writing to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606. The Legal Department will forward any communications as directed by the stockholder. Mattersight maintains a separate, internal system for the receipt of confidential communications from employees.

Code of Ethics

Mattersight has adopted a Code of Ethical Business Conduct, which sets the standard for ethics and compliance for all of its employees, officers, and directors. The Code of Ethical Business Conduct is available on Mattersight’s website, at www.mattersight.com. A copy of the Code of Ethical Business Conduct may also be obtained by sending a written request to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

Transactions with Related Persons

Mattersight’s Code of Ethical Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith, and based on merit alone. All Mattersight employees and directors are expected to observe high ethical standards in the performance of their duties and to observe all laws and regulations governing their business transactions and practices. If a situation arises that would constitute a related-party transaction as defined in applicable rules promulgated by the SEC, then the independent directors will review the propriety of, and approve or disapprove, such transaction.

In addition to the cash and equity compensation arrangements of our directors and executive officers discussed herein, the following is a description of our related-party transactions since the beginning of our last fiscal year, as defined in the applicable rules promulgated by the SEC.

Private Placement of Common Stock

On February 23, 2017, we entered into a definitive purchase agreement  for the sale of 5,328,187 shares of our Common Stock (the “Shares”) for gross proceeds of approximately $16.0 million and net proceeds, after commissions but before expenses, of approximately $14.9 million (the “Offering”).  Under the terms of the purchase agreement we sold 5,228,187 shares of Common Stock to certain investors at a price of $3.00 per share and 100,000 shares of Common Stock to certain officers and directors (including certain of their affiliates) at a price of $3.45 per share. This offering of our Common Stock closed on March 1, 2017.

Pursuant to the terms of the purchase agreement, we agreed to use commercially reasonable efforts to file a registration statement on Form S-3 (the “Registration Statement”) with the SEC within 45 days following the closing of the Offering to register the resale by the purchasers of the Shares and to cause the Registration Statement to become effective within 105 days following the closing of the Offering (135 days in the event of a full review of the Registration Statement by the SEC). If we fail to file the Registration Statement within such 45-day time period, or the Registration Statement has not been declared effective within such 105-day time period (or 135-day time period in the event of a full review of the Registration Statement by the SEC), the purchase agreement provides for (i) an initial payment by us of partial liquidated damages equal to 1% of the aggregate purchase price for the Shares then owned by the purchasers, and (ii) additional payments by us of partial liquidated damages equal to 1% of the aggregate purchase price for the Shares then owned by the purchasers for each 30-day period thereafter until the Registration Statement has been filed or declared effective, as the case may be. We have also agreed to other customary obligations regarding registration, including maintenance of the Registration Statement and specified indemnification obligations.

The table below sets forth the number of Shares purchased by each purchaser that is a director, executive officer or 5% stockholder, and their affiliates.

Name of Purchaser	Shares of Common Stock (#)	Purchase Price ($)
PenderFund Capital Management(1)	1,700,000	$5,100,000
Unterberg Technology Partners, LP(2)	200,000	$600,000
Unterberg Koller Capital Fund, LP(2)	200,000	$600,000
IGC Fund VI LP(3)	118,187	$354,561
Tench Coxe(4)	100,000	$345,000

(1)

Includes 815,300 shares of Common Stock acquired by Pender Value Fund, 691,100 shares of Common Stock acquired by Pender Small Cap Opportunities Fund, 148,600 shares of Common Stock acquired by Pender Small Cap Equity Fund and 45,000 shares of Common Stock acquired by Pender Select Ideas Fund, each of which is affiliated with PenderFund Capital Management, which became a beneficial owner of more than 5% of our outstanding capital stock in the Offering.

(2)	Unterberg Technology Partners, LP and Unterberg Koller Capital Fund, LP are each affiliates of Unterberg Capital, LLC, which beneficially owns more than 5% of our outstanding capital stock.
(3)	IGC Fund VI LP is an affiliate of IGC, which beneficially owns more than 5% of our outstanding capital stock. Mr. Dur is a member of our Board of Directors and a Venture Partner at IGC.
(4)	Tench Coxe is a member of our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as any persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports and reports of changes in beneficial ownership of such stock. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.

Based on its review of copies of such reports filed through or furnished to us and on written representations from certain reporting persons that no other reports were required, we believe that all required Section 16(a) reports filed during or for fiscal year 2016 with respect to persons who were subject to Section 16(a) reporting obligations during such period were filed on a timely basis, except that the grant of shares to our then-current executive officers, Kelly D. Conway, Christopher J. Danson, Richard M. Dresden, David R. Gustafson, Sheau-ming K. Ross, Jason Wesbecher, and Glenn Polson, in respect of their 2015 performance, which grants were approved by our Compensation Committee on February 12, 2016, were reported late on Forms 4 filed with the SEC on February 22, 2016.

DIRECTOR COMPENSATION

Meeting Attendance Fees

During our fiscal year ended December 31, 2016, each Non-Employee Director received a fixed annual fee, the amount of which was calculated for each director based on the following:

•	$1,500 per board meeting (assuming four per year) plus an additional $500 per meeting for the Chairman of the Board;
•	$2,000 per Audit Committee meeting (assuming eight per year) plus an additional $500 per meeting for the Audit Committee chairman;
•	$2,000 per Compensation Committee meeting (assuming four per year) plus an additional $500 per meeting for the Compensation Committee chairman; and
•	$2,000 per Nominating and Corporate Governance Committee meeting (assuming three per year) plus an additional $500 per meeting for the Nominating and Corporate Governance Committee chairman.

We also reimburse directors for their travel-related expenses incurred in attending meetings of the Board of Directors and its committees. However, we have adopted the practice of holding meetings of the Board of Directors and our committees by video and telephone conference, thereby minimizing reimbursements for these expenses.

Initial Grant and Annual Grants

In addition to cash compensation for meetings, each Non-Employee Director receives: (i) an option to purchase 50,000 shares of Common Stock upon commencement of service as a director (an “Initial Grant”) and (ii) an option to purchase 10,000 shares of Common Stock on the day after each annual meeting of stockholders during which such service continues (an “Annual Grant”). Stock options granted to Non-Employee Directors have an exercise price per share equal to the fair market value of a share of Common Stock on the grant date and a maximum term of ten years. Each Initial Grant vests ratably over a period of 48 months from the end of the month following the grant date. Historically, each Annual Grant vested over a period of 48 months, commencing with a vesting of 25% on the May 31st of the year of the grant date and 6.25% on each quarterly vesting date thereafter. Commencing in 2015, as approved by the Compensation Committee, the Annual Grant vests 25% on the May 31st of the year of the grant date and 25% on each quarterly vesting date thereafter. Also, commencing in 2015, in addition to the Annual Grant, Non-Employee Director receives 10,000 shares of restricted stock annually, the day after our annual stockholders’ meeting, which will vest in equal quarterly increments over four quarters.

On May 13, 2016, each Non-Employee Director received 10,000 shares of restricted common stock, of which 25% vested on May 31, 2016 and the remaining balance vested over the following three quarters.

On May 13, 2016, each Non-Employee Directors received options to purchase 10,000 shares of Common Stock. The exercise price per share is $3.57, which was the closing price on the NASDAQ Global Market for shares of our Common Stock on the grant date. The options vested 25% on May 31, 2016, with the balance vesting ratably over the following three quarters. The options expire on May 12, 2026.

Director Compensation

The following table summarizes the meeting fees earned by, and restricted stock and option grants awarded to, our Non-Employee Directors during 2016 for their service as members of our Board of Directors. Kelly Conway, our President and Chief Executive Officer, was also a director during the 2016 fiscal year but did not receive any additional compensation for his service as a director. Mr. Conway’s compensation as an executive officer is set forth under “Executive Compensation—2016 Summary Compensation Table.” In January 2017, Mr. Mullen was named our Senior Vice President and Chief Financial Officer. All compensation paid to Mr. Mullen in the table below was solely for his service as a director of the Company in 2016.

Name	Fees Earned	Stock Awards(1)	Option Awards(2)	Total
Tench Coxe	$22,000	$35,700	$17,265	$74,965
Philip R. Dur	$21,500	$35,700	$17,265	$74,465
Henry J. Feinberg	$20,000	$35,700	$17,265	$72,965
John T. Kohler	$18,500	$35,700	$17,265	$71,465
David B. Mullen	$25,000	$35,700	$17,265	$77,965
Michael J. Murray	$17,500	$35,700	$17,265	$70,465
John C. Staley	$23,000	$35,700	$17,265	$75,965

(1)

Reflects the grant date fair value of the awards granted during 2016, which was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. The details with respect to our stock awards granted in 2016 are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under “Mattersight Corporation Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note Nine—Stock-Based Compensation”.

(2)

Reflects the grant date fair value of the options granted during 2016, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of option grants are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under “Mattersight Corporation Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note Nine - Stock-Based Compensation”.

The aggregate number of stock awards outstanding for each Non-Employee Director as of December 31, 2016 was:

Name	Vested	Unvested
Tench Coxe	27,500	2,500
Philip R. Dur	27,500	2,500
Henry J. Feinberg	27,500	2,500
John T. Kohler	27,500	2,500
David B. Mullen	27,500	2,500
Michael J. Murray	27,500	2,500
John C. Staley	27,500	2,500

The aggregate number of stock options outstanding for each Non-Employee Director as of December 31, 2016 was:

	Outstanding Options
Name	Vested	Unvested
Tench Coxe	112,500	7,500
Philip R. Dur	84,542	7,500
Henry J. Feinberg	101,250	7,500
John T. Kohler	112,500	7,500
David B. Mullen	98,500	7,500
Michael J. Murray	117,351	7,500
John C. Staley	112,500	7,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the most recent information reflected in Mattersight’s records regarding beneficial ownership of the Company’s Common Stock and Series B Stock (as beneficial ownership is determined for purposes of Rule 13d-3 under the Exchange Act) as of March 23, 2017, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of Series B Stock or Common Stock; (ii) each of Messrs. Conway, Danson, Dresden, Gustafson and Wesbecher, and Ms. Ross (the 2016 “Named Executive Officers” of Mattersight); (iii) each of the directors of Mattersight; and (iv) all current executive officers and directors of Mattersight as a group. Series B Stock generally votes with Common Stock as a single class. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned. The applicable percentage of beneficial ownership is based on 1,637,948 shares of Series B Stock outstanding as of March 23, 2017 and 32,458,852 shares of Common Stock outstanding as of March 23, 2017. Unless otherwise indicated, the address of each of the beneficial owners identified below is c/o Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

	Common Stock			Series B Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)		Percent of Class(1)(2)	Number of Shares Beneficially Owned		Percent of Class	Percent of Total Voting Power(1)(3)
Tench Coxe and various persons affiliated	4,756,386	(1)(4)	14.2%	1,008,907	(5)	61.6%	14.0%
with Sutter Hill Ventures c/o Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94304
Investor Growth Capital, LLC	2,838,557	(6)	8.7%	—		—	8.3%
One Rockefeller Plaza, Suite 2801 New York, NY 10020
Unterberg Capital, LLC	2,179,103	(7)	6.7%	—		—	6.4%
445 Park Avenue, Room 901
New York, NY 10022
PenderFund Capital Management	1,700,000	(8)	5.2%	—		—	5.0%
1640-1066 West Hasting St. Vancouver, BC V6E3X1
Kelly D. Conway	1,636,037		5.0%	3,862		*	4.8%
Michael J. Murray	712,897		2.2%	23,243		1.4%	2.1%
Christopher J. Danson	486,101		1.5%	2,356		*	1.4%
David R. Gustafson	517,119		1.6%	—		—	1.5%
John C. Staley	211,968		*	—		—	*
Henry J. Feinberg	238,177		*	—		—	*
John T. Kohler	143,850		*	—		—	*
David B. Mullen	481,375	(9)	1.5%	—		—	1.4%
Philip R. Dur	130,567		*	—		—	*
Jason Wesbecher	81,602	(10)	*	—		—	*
Richard Dresden	49,860	(11)	*	—		—	*
Sheau-ming K. Ross	101,395	(12)	*	—		—	*
All current directors and executive officers as a group (10 individuals)	8,826,043		26.5%	871,691		53.2%	25.9%

*	Less than 1%
(1)

Includes shares of Common Stock that may be acquired on or within 60 days after March 23, 2017 through the exercise of stock options outstanding as of such date, as follows: Mr. Coxe, 111,250 shares; Mr. Conway, 634,375 shares; Mr. Murray, 116,101 shares; Mr. Danson, 242,187 shares; Mr. Gustafson, 102,343 shares; Mr. Staley, 111,250 shares; Mr. Feinberg, 100,000 shares; Mr. Kohler, 111,250 shares; Mr. Mullen, 102,250 shares; Mr. Dur, 88,292 shares; Mr. Wesbescher, 0 shares; Mr. Dresden, 0 shares; Ms. Ross, 0 shares and all current directors and executive officers of Mattersight as a group, 1,719,298 shares. With respect to each of these individuals and such group, the individual’s or such group’s respective shares have been deemed to be outstanding in computing the percent of class in the preceding table.

(2)

Includes shares of Common Stock that may be acquired within 60 days after March 23, 2017 through exercise of the conversion feature associated with the shares of Series B Stock held by such person or group, in the amounts reflected for such person or group in the preceding table under the heading “Series B Stock”. With respect to each of these individuals and such group, the individual’s or such group’s respective shares have been deemed to be outstanding in computing the percent of class in the preceding table.

(3)

Represents the aggregate number of shares of Common Stock and Series B Stock held by each of these persons and such group as a percentage of the aggregate number of issued and outstanding shares of Common Stock and Series B Stock, respectively.

(4)

Mr. Coxe is a managing director and member of the management committee of the general partner of Sutter Hill Ventures, a California Limited Partnership (“SHV”), which holds of record 1,124,042 shares of Common Stock. In such capacity, Mr. Coxe is deemed to share, with each of the individuals named below who are also managing directors and members of the management committee, voting and investment power over all shares of Common Stock held of record by SHV. In addition, this amount includes 88,494 shares and options to purchase 111,250 shares of Common Stock held by Mr. Coxe (Mr. Coxe shares pecuniary interest in these shares with other individuals pursuant to a contractual relationship); 512,171 shares held in The Coxe Revocable Trust, of which Mr. Coxe is a trustee; 73,411 shares held by a retirement trust for the benefit of Mr. Coxe; and 1,283,497 shares held by Rooster Partners, L.P., of which Mr. Coxe is a trustee of a trust that is the general partner. This amount also includes shares held by the other members of the management committee, including: (i) 172,115 shares held in The White Revocable Trust, of which James N. White, is a trustee, 10,188 shares held by a retirement trust for the benefit of Mr. White and 6,000 shares held in a Roth IRA account for the benefit of Mr. White; (ii) 71,840 shares held in the Jeffrey W. and Christina R. Bird Trust, of which Jeffrey W. Bird is a trustee and 92,368 shares held by NestEgg Holdings, LP, of which Mr. Bird is a trustee of a trust that is the general partner; (iii) 159,801 shares held in the Speiser Trust, of which Michael L. Speiser is a trustee; (iv) 21,151 shares held in the Dyckerhoff 2001 Revocable Trust Dated August 30, 2001, of which Stefan A. Dyckerhoff is a trustee; and (v) 21,151 shares held in The Pullara Revocable Trust, of which Samuel J. Pullara III is a trustee. Each managing director and member of the managing committee disclaims beneficial ownership of the shares beneficially owned by other managing directors and members of the management committee

(5)

SHV holds of record 639,253 shares of Series B Stock. In his capacity as a managing director and member of the management committee, Mr. Coxe is deemed to share, with the individuals named below who are also managing directors and members of the management committee, voting and investment power over all shares of Series B Stock held of record by SHV. This amount also includes 202,977 shares of Series B Stock held in The Coxe Revocable Trust, of which Mr. Coxe is a trustee. This amount also includes shares held by the other members of the management committee, including: (i) 62,093 shares held in The White Revocable Trust, of which James N. White is a trustee; (ii) 46,823 shares held in the Jeffrey W. and Christina R. Bird Trust, of which Jeffrey W. Bird is a trustee; (iii) 47,327 shares held in the Speiser Trust, of which Michael L. Speiser is a trustee; (iv) 5,217 shares held in the Dyckerhoff 2001 Revocable Trust Dated August 30, 2001, of which Stefan A. Dyckerhoff is a trustee; and (v) 5,217 shares held in The Pullara Revocable Trust, of which Samuel J. Pullara III is a trustee. Each managing director and member of the managing committee disclaims beneficial ownership of the shares beneficially owned by other managing directors and members of the management committee.

(6)

This information, which is not within the direct knowledge of Mattersight, has been derived from a Form 4 filed with the SEC on February 27, 2017 with respect to Common Stock beneficially owned by IGC as of February 23, 2017. Based on the information contained therein, IGC, a Delaware limited liability company, possesses the sole power to vote and the sole power to direct the disposition of the 2,838,557 shares of Common Stock held in the name of IGC Fund VI, L.P., a fund affiliated with IGC. IGC is controlled by a Board of Directors consisting of Michael V. Oporto, Noah Walley, and Lennart Johansson.

(7)

Certain of this information, which is not within the direct knowledge of Mattersight, has been derived from a Form 13G/A filed with the SEC on February 13, 2017 with respect to Common Stock beneficially owned as of December 31, 2016. Based on the information contained therein, Unterberg Capital, LLC, Thomas L. Unterberg, and Ross A. Koller have shared voting power and the shared power to direct the disposition of the 1,779,103 shares of Common Stock held in the name of Unterberg Capital, LLC. The amount in the table above gives effect to the purchase of an aggregate of 400,000 shares of our Common Stock by Unterberg Technology Partners, LP and Unterberg Koller Capital Fund, LP on March 1, 2017 in the Offering. Each of Unterberg Technology Partners, LP and Unterberg Koller Capital Fund, LP is an affiliate of Unterberg Capital, LLC and Unterberg Capital, LLC is deemed to beneficially own the shares held in the name of Unterberg Technology Partners, LP and Unterberg Koller Capital Fund, LP.

(8)

Includes 815,300 shares of Common Stock held by Pender Value Fund, 691,100 shares of Common Stock held by Pender Small Cap Opportunities Fund, 148,600 shares of Common Stock held by Pender Small Cap Equity Fund and 45,000 shares of Common Stock held by Pender Select Ideas Fund. PenderFund Capital Management and Mr. Kelvin Wong, as Chief Financial Officer of PenderFund Capital Management, have voting and investment power over the shares of Common Stock held by each of Pender Value Fund, Pender Small Cap Opportunities Fund, Pender Small Cap Equity Fund and Pender Select Ideas Fund.

(9)	Includes 5,000 shares owned by a member of Mr. Mullen’s immediate family.
(10)	Mr. Wesbecher served as Mattersight’s Chief Marketing Officer from February 2015 until February 2017.
(11)	Mr. Dresden served as Mattersight’s Executive Vice President of Sales from February 2014 until October 2016.
(12)	Ms. Ross served as Mattersight’s Vice President and Chief Financial Officer from July 2015 until June 2016.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLANS

The following table shows, as of December 31, 2016, information regarding outstanding awards under all compensation plans of the Company (including individual compensation arrangements) under which equity securities of the Company may be delivered:

Plan Category	Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price of Outstanding Options and Rights	Shares of Common Stock Remaining Available for Future Issuance Under Compensation Plans (excluding securities reflected in column(2)
Equity compensation plans approved by security holders	2,592,141	$7.36	2,557,129	(3)
Equity compensation plans not approved by security holders(4)	—	$—	—
Total	2,592,141	$7.36	2,557,129	(5)

(1)

Excludes purchase rights currently accruing under the ESPP. Purchase periods under the ESPP are three-month periods, beginning on the first business day of and ending on the last business day of each quarter. Eligible employees may purchase shares of our Common Stock at a price equal to 85% of the lower of (i) the fair market value of our Common Stock on the first day of a purchase period or (ii) the fair market value of our Common Stock on the last day of a purchase period.

(2)

All of the securities available for future issuance listed herein may be issued other than upon the exercise of outstanding options, or similar rights. All of these shares are available for an award in the form of restricted stock, bonus stock, or similar awards under the Company’s applicable equity compensation plans.

(3)

Consists of 2,471,347 shares of Common Stock reserved for issuance under the 1999 Plan and 85,782 shares of Common Stock reserved for issuance under the ESPP. The Company’s 1999 Plan and ESPP have both been approved by the Company’s stockholders. The 1999 Plan includes an automatic increase feature whereby, as of the first day of each fiscal year, the number of shares of Common Stock available for awards, other than incentive stock options, automatically increases by an amount equal to 5% of the number of shares of Common Stock then outstanding.

(4)	There are currently no equity compensation plans that have not been approved by the Company’s stockholders.
(5)

Does not include shares of restricted Common Stock held by employees, of which 1,183,753 shares were issued and outstanding as of December 31, 2016, which are included in the amount of issued and outstanding shares.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary in any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), before or after the date of this Proxy Statement, that incorporate future SEC filings made by us, none of the information under the “Report of the Audit Committee” contained herein will be incorporated by reference into any of our other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this Proxy Statement includes several website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Phillip R. Dur, Chair;

Tench Coxe; and

John T. Kohler

COMPENSATION AND RISK

We periodically review our employee compensation plans and programs, and evaluate design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including: a balanced mix between cash and equity and between annual and longer-term incentives; and the use of discretionary and qualitative factors in the granting of individual incentive- and commission-based awards.

We also review our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: highly leveraged payout curves; unreasonable thresholds; awards with unlimited upside and no downside risk; and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such design features. Finally, we analyzed our overall enterprise risks and whether our compensation programs have the potential to impact individual behavior in a manner that could exacerbate these enterprise risks. We concluded that our compensation programs are structured in a way that does not exacerbate enterprise risk. Based on our review, we believe that our employee compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION CONSULTANTS

Under its charter, the Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board of Directors or management. The Compensation Committee may, at its discretion, also review the choice of any consultants or other experts recommended by management for the purpose of reviewing executive compensation. Authority to select, retain, terminate, and approve the fees and other retention terms of any compensation consultants retained to assist in the evaluation of director, CEO, or executive officer compensation shall be vested solely in the Compensation Committee. The Compensation Committee did not engage, and has not engaged, a compensation consultant for 2016 or 2017.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Mr. Dur, who serves as Chairman, and Messrs. Coxe and Kohler. None of Messrs. Dur, Coxe and Kohler is a current or former officer or employee of Mattersight and none has any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act, other than, as described in more detail under the heading “Transactions with Related Persons—Private Placement of Common Stock,” that Mr. Coxe purchased an aggregate of 100,000 of Common Stock in our private placement effected in February 2017. During the last fiscal year, no executive officer of Mattersight served on the board of directors or compensation committee of any other company whose executive officers served as a director or member of the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides information regarding the fiscal year 2016 compensation program for (i) our principal executive officer, (ii) each person who served in the capacity of our principal financial officer during 2016, (iii) our most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers as of December 31, 2016, and (iv) two individuals who would have been included within the group described in clause (iii) but for the fact that the individual was not serving as an executive officer as of December 31, 2016 (collectively, the “Named Executive Officers”). These individuals were:

•	Kelly D. Conway, President and Chief Executive Officer;
•	David R. Gustafson, Executive Vice President, Chief Operating Officer and interim Chief Financial Officer from June 2016 until January 2017;
•	Sheau-ming K. Ross, Vice President and Chief Financial Officer from July 2015 until June 2016;
•	Christopher J. Danson, Executive Vice President and Chief Technology Officer;
•	Jason Wesbecher, Chief Marketing Officer from February 2015 until February 2017; and
•	Richard Dresden, Executive Vice President of Sales from February 2014 until October 2016.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal year 2016. It also provides an overview of our executive compensation objectives and challenges, as well as our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at its specific compensation decisions for our Named Executive Officers, including the key factors considered by the Compensation Committee in setting their compensation.

Our compensation philosophy has been focused on being competitive with other growing software-as-a-service companies and aligning management with milestones that create meaningful long term value to stockholders. We have kept cash compensation (base salaries plus cash bonuses) relatively low as a percentage of overall compensation to conserve cash, and have granted equity awards to incentivize management to build a high-growth, high-recurring-revenue business.

Our Compensation Committee oversees our executive compensation program, reviews and approves the corporate goals and objectives relevant to the compensation of the Named Executive Officers and other executive officers of the Company (collectively, “Executives”), evaluates the performance of the Executives in light of those goals and objectives, and sets the Executives’ compensation level based on this evaluation. The Compensation Committee also reviews and approves all compensation programs applicable to the Executives, including all forms of salary paid to Executives and the grant of all forms of bonus and equity compensation provided to Executives. In addition, the Compensation Committee is responsible for approving any new Executive compensation plan or any material change to an existing Executive compensation plan, whether or not subject to stockholder approval, and making recommendations to the Board of Directors with respect to our Executive incentive compensation plans and equity-based plans subject to stockholder approval. None of the directors that serve on our Compensation Committee are officers or employees of Mattersight.

Compensation Program

Overview. The objective of the compensation program for our Executives (the “Compensation Program”) is to support and enable the Company’s evolution into a high-growth, high-recurring-revenue, software-as-a-service business. In order to support this objective, our Compensation Committee reviews and approves all elements of compensation for each Named Executive Officer, taking into account recommendations from our Chief Executive Officer (for compensation other than his own). Our Compensation Committee uses a combination of structured compensation frameworks and subjective business judgment to determine salaries, bonuses, and annual equity awards. In general, the total compensation awarded to our Executives is designed to be equitable and market competitive. We broadly define our competitive market for executive talent and investment capital to be the technology, analytics, and software-as-a-service industries. In determining Executive compensation, we do not perform formal benchmarking, but rather continuously calibrate the Compensation Program based on our senior-level recruiting activity and a general understanding of compensation practices within the competitive market.

Changes in Named Executive Officers. In May 2016, Ms. Ross resigned as Vice President and Chief Financial Officer. In June 2016, David R. Gustafson, our Executive Vice President and Chief Operating Officer, was named our interim Chief Financial Officer. In January 2017, David B Mullen was named our Senior Vice President and Chief Financial Officer. In February 2017, Mr. Wesbecher, our Chief Marketing Officer resigned. Additionally, the employment of Mr. Dresden, our Executive Vice President of Sales terminated in October 2016. The terms of Ms. Ross’ and Messrs. Dresden’s and Wesbecher’s severance arrangements are described in more detail under the caption “Potential Payments upon Termination or Change in Control” on page 36.

Executive Compensation Decision-Making Process

Determining Compensation for the Chief Executive Officer. Mr. Conway’s annual salary and target bonus are established by his executive employment agreement. Our Compensation Committee reviews the Company’s performance against its established annual goals to determine the actual bonus payable to Mr. Conway relative to his target bonus. Under the terms of his executive employment agreement, Mr. Conway’s compensation package consists of a $300,000 base salary and a target bonus of $300,000, each of which is subject to review on an annual basis by our Compensation Committee. In 2016, Mr. Conway’s salary was $360,000 and a target bonus of $360,000. As of March 23, 2017, Mr. Conway beneficially owns approximately 997,800 shares of Common Stock and 3,862 shares of Series B Stock.

Determining Compensation for the Other Named Executive Officers

Approach. The Named Executive Officers are members of the Company’s leadership team. The Compensation Program for the Named Executive Officers is designed to motivate individual performance and, as members of the leadership team, to drive the Company’s overall success and long-term stockholder value. As a result, the Named Executive Officers are incentivized to perform in respect of objectives both within and outside of the officer’s primary area of responsibility. In addition, the total compensation awarded to the Named Executive Officers is designed to be internally equitable and market competitive.

Executive Employment Agreements; Discretion and Judgment of the Compensation Committee. The annual salary and target bonus for each of the Named Executive Officers are established under the terms of their respective executive employment agreements with the Company. Each year, our Compensation Committee reviews the performance of the Company against its established annual goals to determine the actual bonus payable to the Named Executive Officer relative to his or her respective target bonus. Additionally, if a recommendation in such regard is received by our Compensation Committee from Mr. Conway, the Compensation Committee will review the established annual salary and target bonus for a Named Executive Officer to determine if changes are appropriate. Our Compensation Committee gives considerable weight to Mr. Conway’s evaluation of the other Named Executive Officers because of his direct knowledge of each Named Executive Officer’s performance and contributions. Mr. Conway does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation.

Stockholder Say-on-Pay Votes

As previously reported, at our 2014 annual meeting of stockholders a substantial majority of the shares cast voted, on an advisory basis, to approve our executive compensation programs for the fiscal year ended December 31, 2013 and at our 2011 annual meeting of stockholders a majority of the shares cast recommended that we hold future advisory votes on executive compensation every three years. Based on its consideration of the stockholder voting results, our Board of Directors determined that we will hold an advisory vote on executive compensation every three years, until the next stockholder advisory vote on the frequency of future votes on executive compensation. Further, in light of the strong support of our stockholders for our executive compensation program, as demonstrated by the voting results at the 2014 annual meeting of stockholders, we did not make any specific changes to our program as a direct result of such vote, but continue to take into account the results of the stockholder advisory vote in monitoring and developing our executive compensation program and practices.

Elements of Compensation

The Compensation Program consists of the following principal elements:

•	long-term equity incentive awards in the form of options and/or restricted stock grants;
•	annual performance-based cash and restricted stock awards (bonuses); and
•	base salary.

In addition, the Named Executive Officers are entitled to post-termination severance and accelerated vesting of stock options and shares of restricted stock upon a termination and/or a change of control (as described below under the caption “Potential Payments upon Termination or Change in Control” on page 36). Our other benefits consist of life and health insurance and a qualified 401(k) savings plan.

We calibrate the Compensation Program annually based on senior-level recruiting activity and a general understanding of compensation practices within the competitive market. More specifically, Mr. Conway uses his experience in the industry and his general understanding of industry compensation trends and practices to inform his subjective recommendation for long-term equity incentive award amounts for the other Named Executive Officers, as well as recommendations for any periodic adjustments to contractually established base salaries and target bonuses. Similarly, the members of our Compensation Committee bring their collective experience within the industry and on other boards of directors and committees to bear in setting and approving compensation levels for our Named Executive Officers.

Long-Term Equity Incentives

Overview. The goal of our long-term, equity-based incentive awards is to retain key executives, attract new executives, and align the interests of the Named Executive Officers with stockholders.

Equity Incentives. We grant equity incentives to the Named Executive Officers to incentivize their performance and further align their interests with those of stockholders. In 2016, the Compensation Committee determined that the equity incentives granted to the Named Executive Officers should predominately take the form of restricted stock awards. This determination was made to align the Company’s equity incentive practices with those of companies of a comparable size and stage of development as Mattersight.

Purpose of Long Vesting Periods. The annual restricted stock awards granted to our Named Executive Officers have a four-year vesting period, pursuant to which 50% of the shares subject to the award vest on the two-year anniversary of the month awarded at month-end and the remaining shares vest on a quarterly basis thereafter. We believe that long vesting periods encourage our Executives to focus on our long-term business objectives and long-term stock price performance. In addition, because vesting ceases upon termination of employment, these long vesting periods are a significant factor in retaining Executives, thereby providing consistency in our leadership. Our Compensation Committee has discretion to grant awards with different vesting schedules for newly hired employees or in other cases, as may be recommended by management.

Cash Compensation

Overview. We believe that base salaries should be based on the competitive marketplace for the specific roles and responsibilities of the position as well as the experience, knowledge, and demonstrated performance of the individual. From time to time, in the discretion of our Compensation Committee and based on the recommendation of Mr. Conway (except with respect to his own base salary), merit-based salary increases are approved.

Annual Base Salaries. In 2016, the annual base salaries of the Named Executive Officers were as follows:

Name	Base Salary
Kelly D. Conway	$360,000
David R. Gustafson	$305,000
Sheau-ming K. Ross	$265,000
Christopher Danson	$305,000
Jason Wesbecher	$275,000
Richard Dresden	$275,000

Bonus Compensation

Bonuses. Our annual bonuses, generally, have two components: (i) cash and (ii) restricted stock awards. The amount of individual annual cash and restricted stock awards to all participants in the Compensation Program is based on two factors: (i) the target cash bonus amount of each participant; (ii) the long-term incentive plan (“LTIP”) equity target established by the Compensation Committee for each participant; (iii) the performance of the Company for the relevant fiscal year as measured against established performance goals (detailed below); and (iv) the participant’s achievement of his or her individual performance goals (detailed below). We believe that by including both a cash and equity portion to our bonus program, we are able to effectively incentivize achievement of both our short- and long-term goals.

Individual target bonus amounts are set forth in the executive employment agreements of each of the Named Executive Officers. These amounts are established by our Chief Executive Officer (except with respect to his own target bonus) and approved by our Compensation Committee based upon a subjective assessment that such amounts reflect the experience and responsibility levels of the officers and are sufficient to retain the executives who are considered most essential to growing our business. Our Compensation Committee may approve modifications to a Named Executive Officer’s target bonus based on the recommendation of our Chief Executive Officer.

The Compensation Committee approved a cash bonus of $50,000 for Mr. Conway for his performance in 2016, in recognition of his assuming the head of sales role for a portion of the year, in addition to his Chief Executive Officer duties. The Compensation Committee did not approve cash bonuses for any other Named Executive Officer.

In addition to the cash bonus described above, the Compensation Committee approved the following amounts to be paid in restricted stock awards to certain of the Named Executive Officers:

Name	Bonus Grants(1)		LTIP Grants(4)
Kelly D. Conway	$—		—
David R. Gustafson	$205,367		102,679
Sheau-ming K. Ross	N/A	(2)	N/A
Christopher Danson	$246,847		102,679
Jason Wesbecher	$165,000	(3)	N/A
Richard Dresden	N/A	(2)	N/A

(1)

The number of shares of restricted stock to be issued will be based upon the closing price on April 3, 2017, except for Mr. Wesbecher’s grant which was based upon the closing price on February 10, 2017. These grants vest in full on April 15, 2017, except for Mr. Wesbecher’s grant which fully vested on February 1, 2017.

(2)	Ms. Ross and Mr. Dresden were not employed for the entire 2016 year and therefore were not entitled to bonus awards.
(3)

Mr. Wesbecher received his grant in accordance with his severance arrangement. The terms of Mr. Wesbecher’s severance arrangement are described in more detail under the caption “Potential Payments upon Termination or Change in Control” on page 36.

(4)	The LTIP shares vest 50% on February 28, 2019, with the remainder vesting in eight (8) equal quarterly increments of 6.25% until fully vested.

The amount of the LTIP Grants in the table above were determined based on (i) the LTIP equity target for each Named Executive Officer; and (ii) the Named Executive Officer’s 2016 achievement of his or her individual performance goals, as subjectively assessed by Mr. Conway (other than with respect to his own award which is assessed by the Compensation Committee). LTIP equity targets are determined by our Compensation Committee based upon a subjective assessment that such targets reflect the experience and responsibility of the officers and were sufficient to retain the officers.

The percentages assigned to each Named Executive Officer’s 2016 performance goals were as follows:

Named Executive Officer	Company Goals	Individual Goals	CEO Discretionary	Compensation Committee Discretionary
Kelly D. Conway	50%	30%	—	20%
David R. Gustafson	50%	30%	20%
Sheau-ming K. Ross	50%	30%	20%
Christopher Danson	50%	30%	20%
Jason Wesbecher	50%	30%	20%
Richard Dresden	N/A	N/A	N/A

Our 2016 performance goals were as follows:

Goal	% of Company Attainment	Metric	50%	100%	200%	Actual Attainment %
2016 Growth	40%	The percentage growth year-over-year in 2016 annual revenues	20% Revenue Growth	30% Revenue Growth	50% Revenue Growth	0%(1)
2017 Growth	40%	The percentage growth year-over-year in 2016 year-end book of business	20% BoB Growth	30% BoB Growth	50% BoB Growth	87%
Operating Leverage	20%	The year-over-year change in EBITDA, divided by the year-over-year change in revenues	20% Leverage	30% Leverage	40% Leverage	0%(1)
Total						34%

(1)	Minimum threshold not met.

The Named Executive Officers’ individual 2016 goals are defined, and the Company’s 2016 achievement thereof are, as follows:

Goal	Metric	50%	100%	200%	Actual Attainment %
Delivery	% of time high severity level client issues remain categorized as high severity level	15% 6 weeks	10% 4 weeks	5% 2 weeks	168%
New Logos	Number of new clients	13	17	21	0%
Algorithms	Number of new Predictive Behavioral Routing algorithms	2 new versions of routing algorithms	4 new versions of routing algorithms	6 new versions of routing algorithms	100%
Workstyle ACV	Bookings for the Workstyle product	$1M	$2M	$3M	0%
Customer Satisfaction	Composite of technical product performance, tangible value delivered to clients, and timeliness of deployment	Subjective	Subjective	Subjective	100%

The Named Executive Officers’ individual 2016 performance levels are: (a) Mr. Conway, 53%; (b) Mr. Gustafson, 100%; (c) Ms. Ross, N/A; (d) Mr. Danson, 167%; (e) Mr. Wesbecher, 43%; and (f) Mr. Dresden, N/A.

The 2016 target bonus for each Named Executive Officer, and the percentage attainment, were as follows:

Named Executive Officer	Bonus Target		% Attainment Company Goals	% Attainment Individual Goals	% Attainment CEO Discretionary	% Attainment Compensation Committee Discretionary	Total % Attainment
Kelly D. Conway		$360,000	34%	33%	N/A	100%	47%
David R. Gustafson		$305,000	34%	100%	100%	N/A	67%
Sheau-ming K. Ross		$100,000	N/A	N/A	N/A	N/A	N/A
Christopher Danson		$305,000	34%	147%	100%	N/A	81%
Jason Wesbecher		$275,000	34%	—%	215%	N/A	60%
Richard Dresden	$	N/A	N/A	N/A	N/A	N/A	N/A

Stock Incentive Plan

We administer one stock incentive plan, the 1999 Plan, pursuant to which we grant equity-based awards. We adopted the 1999 Plan effective June 22, 1999, and it was most recently amended and restated as of May 15, 2008. The 1999 Plan will automatically terminate on May 15, 2018 unless it is renewed in accordance with its terms. The 1999 Plan is administered by our Compensation Committee, which may, in certain circumstances, delegate certain of its duties to one or more of our officers, but the full board retains the right to administer the 1999 Plan in all respects. The Compensation Committee has the power to interpret the 1999 Plan and to adopt rules for the administration, interpretation, and application of the plan according to its terms. Each year, on the first day of our fiscal year, the number of shares available to be issued under the 1999 Plan (other than with respect to incentive stock options) automatically increases by 5% of the number of issued and outstanding shares of Common Stock as of that date. As of December 31, 2016, there were 2,471,347 shares available for issuance or delivery under the 1999 Plan, and after giving effect to the 5% increase for the year ended December 31, 2016, there are 3,582,571 shares available for issuance or delivery under the 1999 Plan as of March 23, 2017.

The principal purposes of the 1999 Plan are to align the interests of the Company’s stockholders and the recipients of awards under the plan by increasing the proprietary interest of such recipients in the Company’s growth and success and to attract, motivate, reward, and retain selected employees, consultants, agents, and directors through the granting of stock- and options-based compensation awards. Our Compensation Committee has ultimate approval over who will receive awards under the 1999 Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards, consistent with the terms of the 1999 Plan. The 1999 Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, and other stock-based awards. The specific terms of the awards are included in individual award agreements.

Change in Control and Severance Benefits

We provide the opportunity for our Named Executive Officers to be protected under the severance and change of control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to ensure that these executives are not influenced by their personal situation and are able to be objective in evaluating a potential change in control transaction, should one arise. Our severance and change of control provisions are summarized under the caption “Potential Payments upon Termination or Change in Control” on page 36. In 2016, we paid severance in the amount of $391,604 to Mr. Dresden.

Retirement Benefits

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual limits under the Code. Currently, we match 25% of each eligible employee’s contributions up to 6% of total eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions, and our matching contribution vests 100% after three years of service. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

EXECUTIVE COMPENSATION

2016 Summary Compensation Table(1)

The following table sets forth information regarding 2016, 2015 and 2014, as applicable, compensation for each of our Named Executive Officers. The table below does not include David B. Mullen, because Mr. Mullen was appointed as our Senior Vice President and Chief Financial Officer in January 2017. Prior to such time, Mr. Mullen served as a member of our Board of Directors and was not paid any compensation as an officer or employee of the Company.

Name and Principal Position	Year	Salary	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	All Other Compensation(4)		Total
Kelly D. Conway	2016	360,000	570,688	—	90,003	4,500		$1,025,191
President and Chief Executive Officer	2015	350,000	863,731	—	173,729	4,500		$1,391,960
	2014	330,000	348,753	422,888	109,500	—		$1,211,141
David R. Gustafson(5)	2016	305,000	412,137	—	120,003	4,500		$841,640
Executive Vice President & Chief Operating Officer	2015	300,000	551,921	—	150,000	3,975		$1,005,896
	2014	275,000	160,193	105,722	100,375	—		$641,290
Sheau-ming K. Ross(6)	2016	110,417	12,406	—	—	1,875		$124,698
Vice President and Chief Financial Officer	2015	129,612	50,002	—	546,000	3,036		$728,650
Chris J. Danson	2016	305,000	453,617	—	—	4,500		$763,117
Executive Vice President Chief Technology Officer	2015	300,000	420,556	—	150,000	4,500		$875,056
	2014	290,000	229,128	211,444	109,500	—		$840,072
Jason Wesbecher(7)	2016	275,000	309,738	—	—	19,500	(8)	$604,238
Executive Vice President Chief Marketing Officer	2015	269,888	129,656	309,080	681,653	4,500		$1,394,777
Richard Dresden(9)	2016	229,167	49,625	—	—	481,866	(10)	$760,658
Executive Vice President Sales	2015	275,000	149,999	—	—	292,909	(11)	$717,908
	2014	227,725	461,200	270,740	—	153,462	(12)	$1,113,127

(1)	For a description of the employment agreements entered into between Mattersight and each of the current Named Executive Officers, see “Employment Agreements” on page 29.
(2)

Reflects the grant date fair value of the stock awards granted to the Named Executive Officers in each applicable year, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of stock grants are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under “Mattersight Corporation Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note Nine - Stock-Based Compensation.” 2016 bonus awards were paid in the form of restricted shares of Common Stock granted on February 8, 2017, which will vest in full on April 15, 2017. This column includes the value of shares of Common Stock granted to the Named Executive Officers with respect to their 2016 bonuses.

(3)

Reflects the grant date fair value of the options granted to the applicable Named Executive Officers, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of option grants are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under “Mattersight Corporation Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note Nine—Stock-Based Compensation.”

(4)	This column reflects employer contributions to a Mattersight qualified defined contribution plan, unless otherwise noted.
(5)	Mr. Gustafson served as Mattersight’s interim Chief Financial Officer from June 2016 until January 2017.
(6)	Ms. Ross served as Mattersight’s Vice President and Chief Financial Officer from July 2015 until May 2016.
(7)	Mr. Wesbecher served as Mattersight’s Chief Marketing Officer from February 2015 until February 2017.
(8)	In addition to employer contributions to a Mattersight qualified defined contribution plan of $4,500, this amount includes commission payments of $15,000.
(9)	Mr. Dresden served as Mattersight’s Executive Vice President of Sales from February 2014 until October 2016.

(10)	In addition to employer contributions to a Mattersight qualified defined contribution plan of $2,012, this amount includes severance payments of $391,604 and commission payments of $88,250.
(11)	In addition to employer contributions to a Mattersight qualified defined contribution plan of $2,891, this amount includes commission payments of $290,018.
(12)	The amount includes commission payments of $153,462.

Employment Agreements

We entered into employment agreements with each of the Named Executive Officers. The material terms of such agreements are summarized in the following paragraphs and under the caption “Potential Payments upon Termination or Change in Control” on page 36.

Employment Agreement with Mr. Conway

Under his executive employment agreement, Mr. Conway’s annual base salary is set at $300,000, subject to annual review and discretionary adjustment. Mr. Conway’s base salary has subsequently been increased with approval of the Compensation Committee as follows: (i) to $330,000 in November 2013, effective January 1, 2014; (ii) to $350,000 in February 2015, effective as soon as administratively practicable; (iii) to $360,000 in February 2016, effective March 1, 2016; and (iv) to $425,000 in February 2017, effective January 1, 2017. In addition to base salary, he is eligible to participate in our other compensation programs, including annual bonus, equity incentive awards, and other employee benefit programs. Mr. Conway’s agreement does not specify a term of employment and states that he is an employee at will. His employment agreement provides that we may terminate his employment at any time, with or without Cause (as defined in the agreement), and that Mr. Conway may terminate his employment with or without Good Reason (as defined in the agreement).

The severance and other benefits payable upon termination of Mr. Conway’s employment by us without Cause, by Mr. Conway for Good Reason, in connection with a Change in Control (as defined in the agreement), or upon Mr. Conway’s death or Disability (as defined in the agreement) are described under the caption “Severance and Change in Control Benefits,” beginning on page 33.

Employment Agreements with Other Named Executive Officers

We entered into executive employment agreements with our other current and former Named Executive Officers, which provide for a base salary and eligibility to receive incentive compensation in the form of an annual performance bonus, as well as establishing a target amount for their respective annual incentive compensation. Mr. Danson’s base salary for 2016 was $305,000. In February 2017, his base salary was increased to $320,000, effective March 1, 2017. Mr. Gustafson’s base salary for 2016 was $305,000. In February 2017, his base salary was increased to $325,000, effective March 1, 2017. Ms. Ross’ base salary for 2016 was $265,000. Messrs. Wesbecher’s and Dresden’s base salaries for 2016 were $275,000. The executive employment agreements also include certain customary non-competition, non-solicitation, and proprietary information and invention provisions.

The executive employment agreements do not specify a term of employment and state that each of these Named Executive Officers is an employee at will. Each of these agreements provides that we may terminate the Named Executive Officer’s employment at any time, with or without Cause (as defined in each agreement), and that the Named Executive Officer may terminate his employment with or without Good Reason (as defined in each agreement).

The severance and other benefits payable upon termination of employment of each of the Named Executive Officers other than Mr. Conway by us without Cause (as defined in the applicable agreement), by the Named Executive Officer for Good Reason (as defined in the applicable agreement), or upon the Named Executive Officer’s death or Disability (as defined in the applicable agreement) are described under the caption “Severance and Change in Control Benefits,” beginning on page 33.

2016 Equity Awards and Incentive Compensation

Grants of Plan-Based Awards

The following table shows, for the fiscal year ended December 31, 2016, certain information regarding grants of plan-based awards to the Named Executive Officers. The table below does not include David B. Mullen, because Mr. Mullen was appointed as Mattersight’s Senior Vice President and Chief Financial Officer in January 2017. Prior to such time, Mr. Mullen served as a member of Mattersight’s Board of Directors and was not paid any compensation as an officer of the Company.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016

Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Kelly D. Conway	Annual Cash			$360,000
	Bonus Restricted Stock Award	2/12/2016	2/12/2016		43,761	$173,731
	Annual Restricted Stock Award	2/12/2016	2/12/2016		143,750	$570,688
	Restricted Stock Award(4)	10/14/2016	10/14/2016		9,951	$40,003
David R. Gustafson	Annual Cash			$305,000
	Bonus Restricted Stock Award	2/12/2016	2/12/2016		44,716	$177,523
	Annual Restricted Stock Award	2/12/2016	2/12/2016		52,083	$206,770
	Restricted Stock Award(5)	10/14/2016	10/14/2016		19,901	$80,002
	Restricted Stock Award(5)	11/16/2016	11/16/2016		11,765	$40,001
Sheau-ming K. Ross	Annual Cash			N/A
	Bonus Restricted Stock Award	2/12/2016	2/12/2016		12,595	$50,002
	Annual Restricted Stock Award	2/12/2016	2/12/2016		3,125	$12,406
Christopher J. Danson	Annual Cash			$305,000
	Bonus Restricted Stock Award	2/12/2016	2/12/2016		42,961	$170,555
	Annual Restricted Stock Award	2/12/2016	2/12/2016		52,083	$206,770
Jason Wesbecher	Annual Cash			N/A
	Bonus Restricted Stock Award	2/12/2016	2/12/2016		32,659	$129,656
	Annual Restricted Stock Award	2/12/2016	2/12/2016		36,458	$144,738
Richard Dresden	Annual Cash			N/A
	Annual Restricted Stock Award	2/12/2016	2/12/2016		12,500	$49,625

(1)

This column sets forth the target cash bonus amount for each named executive officer for the year ended December 31, 2016 under each Named Executive Officer’s employment agreement. There are no thresholds or maximum bonus amounts for each individual officer. As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the Named Executive Officers for the year ended December 31, 2016. For the year ended December 31, 2016, annual cash bonuses were generally paid as bonus restricted stock awards. For a description of the performance bonus plan, see “Compensation Discussion and Analysis-Executive Compensation Program—Bonus Compensation” above. Ms. Ross, Mr. Wesbecher, and Mr. Dresden are no longer employed by Company and are no longer entitled to such compensation.

(2)

Annual restricted stock awards were granted under the 1999 Plan. Each of the annual restricted stock awards vest have a four-year vesting period, pursuant to which 50% of the shares subject to the award vest on the two-year anniversary of the month awarded at month-end and the remaining shares vesting on a quarterly basis thereafter. As a general matter, the restricted stock awards will cease vesting upon each Named Executive Officer’s last day of service. restricted stock awards are subject to potential vesting acceleration as described below under the headings “Severance and Change in Control Benefits” below.

(3)	The grant date fair value of each restricted stock award is measured based on the closing price of our Common Stock on the NASDAQ Global Market on the date of grant.
(4)	These awards were granted in recognition of Mr. Conway performing the head of sales role in addition to his Chief Executive Officer responsibilities for a portion of the year.
(5)

These awards were granted in recognition of Mr. Gustafson performing the Interim Chief Financial Officer role in addition to his Chief Operating Officer responsibilities for a portion of the year and for securing the new loan agreement.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table shows the total number of stock options (vested and unvested) and unvested restricted stock awards outstanding for our Named Executive Officers as of December 31, 2016. These amounts do not include 2017 equity awards. The table below does not include David B. Mullen, because Mr. Mullen was appointed as our Senior Vice President and Chief Financial Officer in January 2017. Prior to such time, Mr. Mullen served as a member of our Board of Directors and was not paid any compensation as an officer or employee of the Company. For information regarding the total beneficial ownership of our securities by our Named Executive Officers, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 18.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Kelly D. Conway	77,344	35,156	$6.38	4/21/2024	279,708	(3)	$1,034,920
	93,750	6,250	$4.69	3/15/2023
	300,000	—	$5.79	2/27/2022
	50,000	—	$6.15	6/06/2021
	100,000	—	$10.54	2/19/2018
	100,000	—	$21.95	2/20/2017
David R. Gustafson	19,335	8,790	$6.38	4/21/2024	155,207	(4)	$574,266
	28,125	1,875	$4.69	3/15/2023
	25,000	—	$5.79	2/27/2022
	24,375	5,625	$4.10	11/06/2023
Christopher J. Danson	38,672	17,578	$6.38	4/21/2024	137,134	(5)	$507,396
	46,875	3,125	$4.69	3/15/2023
	115,000	—	$5.79	2/27/2022
	35,000	—	$10.54	2/19/2018
	40,000	—	$21.95	2/20/2017
Jason Wesbecher	40,000	40,000	$6.90	2/11/2025	109,117	(6)	$403,733
Richard Dresden	6,250	—	$5.45	11/05/2024
	52,500	—	$5.81	2/12/2024

(1)	With respect to Mr. Conway, comprised of the following:
•

Initial option award of 112,500 on April 21, 2014; vesting 7,031 per quarter starting on May 31, 2014; 35,156 remaining unvested as of December 31, 2016. Initial option award of 100,000 on March 15, 2013; vesting 6,250 per quarter starting on May 31, 2013; 6,250 remaining unvested as of December 31, 2016.

With respect to Mr. Gustafson, comprised of the following:

•

Initial option award of 28,125 on April 21, 2014; vesting 1,758 per quarter starting on May 31, 2014; 8,790 remaining unvested as of December 31, 2016. Initial option award of 30,000 on March 15, 2013; vesting 1,875 per quarter starting on May 31, 2013; 1,875 remaining unvested as of December 31, 2016. Initial option award of 30,000 on November 6, 2013; vesting 1,875 per quarter starting on November 30, 2013; 5,625 remaining unvested as of December 31, 2016.

With respect to Mr. Danson, comprised of the following:

•

Initial option award of 56,250 on April 21, 2014; vesting 3,515 per quarter starting on May 31, 2014; 17,578 remaining unvested as of December 31, 2016. Initial option award of 50,000 on March 15, 2013; vesting 3,125 per quarter starting on May 31, 2013; 3,125 remaining unvested as of December 31, 2016.

With respect to Mr. Wesbecher, comprised of the following:

•	Initial option award of 80,000 on February 11, 2015; vesting 5,000 per quarter starting on February 28, 2015; 40,000 remaining unvested as of December 31, 2016.

With respect to Mr. Dresden, comprised of the following:

•

Initial option award of 70,000 on February 12, 2014; vesting 4,375 per quarter starting on May 31, 2014; Mr. Dresden’s employment with the Company terminated on October 31, 2016, 0 remaining unvested as of December  31, 2016. Initial option award of 10,000 on November 5, 2014; vesting 625 per quarter starting on November 30, 2014; 0 remaining unvested as of December 31, 2016.

(2)

Market value is calculated based on the number of shares multiplied by the closing market price of Common Stock on the NASDAQ Global Market on December 30, 2016 (the last business day of the year), which was $3.70 per share.

(3)	With respect to Mr. Conway, comprised of the following:
•

Initial grant of 37,500 on April 21, 2014; vesting 2,344 per quarter; 9,732 remaining unvested as of December 31, 2016. Due to retirement eligible status on April 21, 2014, 1,984 shares were withheld as of the grant date to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

•

Initial grant of 100,000 on February 11, 2015; vesting 50% on February 28, 2017 then 6,250 per quarter starting on May 31, 2017; 94,710 remaining unvested as of December 31, 2015. Due to retirement eligible status on February 11, 2015, 5,290 shares were withheld as of the grant date to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

•

Initial grant of 43,761 on February 12, 2016; vesting 40,903 on February 28, 2017; 40,903 remaining unvested as of December 31, 2016. Due to retirement eligible status on February 12, 2016, 2,858 shares were withheld as of the grant date to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

•

Initial grant of 143,750 on February 12, 2016; vesting 50% on February 28, 2018; then 8,985 per quarter starting on May 31, 2018; 134,363 remaining unvested as of December 31, 2016. Due to retirement eligible status on February 12, 2016, 9,387 shares were withheld as of the grant date to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

(4)	With respect to Mr. Gustafson, comprised of the following:
•	Initial grant of 9,375 on April 21, 2014; vesting 586 per quarter; 2,930 remaining unvested as of December 31, 2016.
•	Initial grant of 43,478 on February 11, 2015; vesting 50% on February 28, 2017 then 2,717 per quarter starting on May 31, 2017; 43,478 remaining unvested as of December 31, 2016.
•	Initial grant of 12,000 on August 12, 2015; vesting 50% on August 31, 2017 then 750 per quarter starting on November 30, 2017; 12,000 remaining unvested as of December 31, 2016.
•	Initial grant of 44,716 on February 12, 2016; vesting 100% on February 28, 2017; 44,716 remaining unvested as of December 31, 2016.
•	Initial grant of 52,083 on February 12, 2016; vesting 50% on February 28, 2018; then 3,256 per quarter starting on May 31, 2018; 52,083 remaining unvested as of December 31, 2016.
(5)	With respect to Mr. Danson, comprised of the following:
•	Initial grant of 18,750 on April 21, 2014; vesting 1,172 per quarter; 5,858 remaining unvested as of December 31, 2016.
•	Initial grant of 36,232 on February 11, 2015; vesting 50% on February 28, 2017 then 2,265 per quarter starting on May 31, 2017; 36,232 remaining unvested as of December 31, 2016.
•	Initial grant of 42,961 on February 12, 2016; vesting 100% on February 28, 2017; 42,961 remaining unvested as of December 31, 2016.
•	Initial grant of 52,083 on February 12, 2016; vesting 50% on February 28, 2018; then 3,256 per quarter starting on May 31, 2018; 52,083 remaining unvested as of December 31, 2016.
(6)	With respect to Mr. Wesbecher, comprised of the following:
•	Initial grant of 80,000 on February 11, 2015; vesting 5,000 per quarter; 40,000 remaining unvested as of December 31, 2016.
•	Initial grant of 32,659 on February 12, 2016; vesting 100% on February 28, 2017; 32,659 remaining unvested as of December 31, 2016.
•	Initial grant of 36,458 on February 12, 2016; vesting 50% on February 28, 2018; then 2,279 per quarter starting on May 31, 2018; 36,458 remaining unvested as of December 31, 2016.

Stock Vested in 2016

The following table provides information on restricted stock awards vested and stock options exercised, including the number of shares acquired upon exercise and the value realized, determined as described below, for the Named Executive Officers in the year ended December 31, 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kelly D. Conway	31,572	127,760
David R. Gustafson	34,009	129,785
Sheau-ming K. Ross	12,595	49,750
Christopher Danson	4,688	19,752
Jason Wesbecher	20,000	83,500
Richard Dresden	35,869	149,854

(1)	The value realized on vesting is based on the number of shares underlying the restricted stock awards that vested and the closing price of our common stock on the vesting date.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

We are obligated under the terms of their respective executive employment agreements to make severance payments to our Named Executive Officers only in the event that we terminate their employment without Cause or in the event a Named Executive Officer resigns with Good Reason, except Mr. Conway is also entitled to accelerated vesting of shares of restricted stock and stock options in the event of a Change in Control, whether or not he incurs a termination in connection therewith. In the event we are obligated under the terms of the relevant agreement to make a severance payment, no payments are due unless the Named Executive Officer executes a general release.

Summary of Severance and Change in Control Benefits

Under his executive employment agreement, Mr. Conway is entitled to severance in the event that we terminate his employment without Cause or Mr. Conway terminates his employment with Good Reason, as follows: (i) the amount of $1,200,000, payable in a lump sum, (ii) continuation of health insurance benefits for a period of 18 months or until such time as Mr. Conway qualifies for health insurance benefits through a new employer, whichever occurs first, and (iii) accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional period of 24 months. In the event of his death or Disability, Mr. Conway is entitled to (a) the amount of $800,000, payable in a lump sum, (b) the cost of continuing health insurance benefits for a period of 12 months, and (c) vesting of all then unvested shares of restricted stock and stock options, with such options being exercisable for a period of one year. Upon a Change in Control, whether or not he incurred a termination of his employment in connection therewith, Mr. Conway would be entitled to accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 36 months.

Under the executive employment agreements of Messrs. Danson and Gustafson each officer is entitled to severance in the event that we terminate his employment without Cause or he terminates his employment with Good Reason, as follows: (i) an amount equal to 100% of his then-current base salary, payable in a lump sum, (ii) an additional amount equal to 100% of the average of the bonus he was paid in the year preceding his termination and the target bonus for the then-current year, payable in a lump sum, (iii) continuation of health insurance benefits for a period of 12 months or until such time as he qualifies for health insurance benefits through a new employer, whichever occurs first, and (iv) accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 12 months, provided that if such termination occurs in connection with a change of control then such vesting shall be the equivalent of 24 months. In the event of Messrs. Danson or Gustafson’s death or Disability, he is entitled to (a) an amount equal to 100% of his then-current base salary, payable in a lump sum, (b) an additional amount equal to 100% of the average of the bonus he was paid in the year preceding his termination and the target bonus for the then-current year, payable in a lump sum, (c) the cost of continuing health insurance benefits for a period of 12 months, and (d) vesting of 50% of the then unvested shares of restricted stock and stock options, with such options being exercisable for a period of one year.

Under the executive employment agreements of Messrs. Dresden and Wesbecher and Ms. Ross, each officer was entitled to severance in the event that we terminate his or her employment without Cause or he or she terminates his or her employment with Good Reason, as follows: (i) an amount equal to 50% of her or his then-current base salary, plus 50% of his annual target commission in the case of Mr. Dresden, payable in a lump sum, (ii) an additional amount equal to 50% of the average of the bonus he or she was paid in the year preceding his or her termination and the target bonus for the then-current year, payable in a lump sum, (iii) continuation of health insurance benefits for a period of six months or until such time as he or she qualifies for health insurance benefits through a new employer, whichever occurs first, and (iv) accelerated vesting of the shares of restricted stock and stock options that would have vested if he or she were employed for an additional six months provided that if such termination occurs in connection with a change of control then such vesting shall be the equivalent of 12 months. In the event of Messrs. Dresden or Wesbecher or Ms. Ross’ death or Disability, each was entitled to (a) an amount equal to 100% of his or her then-current base salary, payable in a lump sum, (b) an additional amount equal to 100% of the average of the bonus he or she was paid in the year preceding his or her termination and the target bonus for the then-current year, payable in a lump sum, (c) the cost of continuing health insurance benefits for a period of 12 months, and (d) vesting of 50% of the then unvested shares of restricted stock and stock options, with such options being exercisable for a period of one year.

Relevant Definitions

The following terms, which are relevant to the foregoing discussion, are defined as follows in each Named Executive Officer’s employment agreement:

Cause. Under the employment agreements for all Named Executive Officers, a termination for “Cause” occurs if we terminate the employment of a Named Executive Officer for any of the following reasons:

(i)	conviction, including a plea of guilty or no contest, of any felony or any crime involving moral turpitude or dishonesty;
(ii)	fraud upon us (or an affiliate), embezzlement, or misappropriation of corporate funds;
(iii)	willful acts of dishonesty materially harmful to us;
(iv)	activities materially harmful to our reputation;
(v)

the executive’s willful misconduct, willful refusal to perform his duties, or substantial willful disregard of his or duties provided that we first provide the executive with written notice of such conduct and thirty (30) days to cure such conduct, if such conduct is reasonably susceptible to cure; or

(vi)	material breach of the employment agreement or any other agreement with or policy of Mattersight, causing material harm to us, or breach of any statutory duty or common law duty owed to us.

Good Reason. Under the employment agreements for all Named Executive Officers, an executive generally may terminate his or her employment for “Good Reason” if any of the following conditions occur:

(i)

the executive’s base salary or target bonus is reduced below the amount set forth in his or her agreement, unless such reduction is proportionately applied to the three most highly paid executives (excluding the executive);

(ii)	the executive is involuntarily relocated to any location outside of the metropolitan area in which his or her primary office is located, excluding temporary relocations and travel;
(iii)	a material diminution in the executive’s position (including offices, titles, and reporting relationships), authority, duties, or responsibilities;
(iv)	we materially breach the terms of the agreement; or
(v)	we fail to assign the agreement to a successor upon a Change in Control.

Mr. Conway’s agreement also provides that the failure of our Board of Directors to nominate Mr. Conway as a director constitutes Good Reason. His agreement also provides that a Change in Control, in and of itself, will not constitute Good Reason unless it results in a significant diminution of his position as described in clause (iii) above.

The other Named Executive Officers’ agreements provide that the definition of Good Reason does not include the diminution of responsibilities if such diminution of responsibilities is in the ordinary course of either: (a) Mattersight becoming, pursuant to a Change in Control, part of a larger organization in which the executive directly reports to the chief executive officer of such organization; or (b) Mattersight becoming, pursuant to a Change in Control, either a subsidiary or equivalent separate functional business unit of a larger business organization.

Change in Control. Under the executive employment agreements for all Named Executive Officers, a “Change in Control” means:

(i)	the acquisition by any individual, entity, or group of beneficial ownership of 25% or more of Mattersight’s outstanding Common Stock or voting securities;
(ii)

a change in the identity of a majority of the members of our Board of Directors from those who constituted the board at the time we were spun off from TSC (the “Incumbent Board”), counting any new director whose election was approved by a majority of the members of the Incumbent Board as a member of the Incumbent Board;

(iii)

the consummation of a reorganization, merger or consolidation involving Mattersight or a sale or other disposition of all or substantially all of our assets, other than in a transaction following which the beneficial owners of more than 60% of the outstanding Common Stock and voting securities prior to the transaction beneficially own 60% or more of the outstanding Common Stock and voting securities of the surviving or acquiring entity, in substantially the same relative proportion before and after the transaction; or

(iv)	the consummation of a plan of complete dissolution or liquidation of Mattersight.

For each of the executive employment agreements, the definition of Change in Control derives from the 1999 Plan.

Disability. Under the executive employment agreement for Mr. Conway, “Disability” means a permanent disability rendering him unable to perform his duties for 90 consecutive days or 180 days in any 12-month period, which determination shall be made after the period of disability, unless an earlier determination can be made, by an independent physician appointed by our Board of Directors. Under the executive employment agreement for the other Named Executive Officers, “Disability” has the meaning provided under the terms of the Company’s then-current long-term disability program or, if no such program is then in effect, the same meaning as provided under Mr. Conway’s agreement.

In accordance with the terms of his employment agreement and in connection with the termination of his employment with us in October 2016, we made severance payments in the aggregate of $391,604 to Mr. Dresden in 2016. These severance payments represented the payment of $306,250 in cash and $83,354 as taxable wages for accelerated stock vesting.

Non-Competition

The executive employment agreements for our Named Executive Officers provide non-competition restrictions on our Named Executive Officers for our benefit. These non-competition restrictions provide that for a period of one year following a termination for any reason, the Named Executive Officer cannot, for himself or herself or as an agent, partner, or employee of any person, firm, or corporation:

(i)

with respect to Mr. Conway, without the prior written consent of our Board of Directors, engage in the practice of providing consulting or related services for any Mattersight client or prospect to or for whom he directly or indirectly performed or provided consulting or related services, or with whom he had personal contact, or prospect to whom he submitted (or assisted or participated in any way in the submission of) a proposal, during the two year period preceding termination of his employment with us;

(ii)

with respect to the other Named Executive Officers, without the prior written consent of the chief executive officer or his designee, perform services of the type performed by him or her during his or her employment with us, or any services substantially similar thereto, for any of our clients or prospective clients to or for whom the executive directly or indirectly performed services, or prospect to whom he or she submitted (or assisted or participated in any way in the submission of) a proposal, during his or her prior two years of employment with us, in any country in which we have performed services or sold products during the preceding three years. Messrs. Dresden’s and Gustafson’s and Ms. Ross’ executive employment agreements also provide similar restrictions as to any direct competitor of ours for a period of one year after the termination of his employment with us.

Non-Solicitation

The executive employment agreements for our Named Executive Officers provide non-solicitation restrictions on our Named Executive Officers for our benefit. These non-solicitation restrictions provide that while employed by us and during the one year period immediately following termination of employment for any reason, the executive cannot (i) induce or assist in the inducement of any employee away from our employ or from the faithful discharge of such employee’s contractual and fiduciary obligations to serve our interests with undivided loyalty or (ii) directly or indirectly, on behalf of the executive or any other person or entity, solicit any person, firm, company, corporation, or other entity to whom the executive was first introduced by us and is, becomes, or is known to be, an actual or potential client or customer of ours, to become a client and/or customer of the executive or of any person or entity other than us.

Potential Payments upon Termination or Change in Control Table

The following table estimates the potential severance payments and benefits under the change in control plan to which the Named Executive Officers would be entitled in connection with specified termination events, calculated as if each Named Executive Officer’s employment had terminated as of December 31, 2016.

There are no other agreements, arrangements or plans that entitle any Named Executive Officers to severance, perquisites or other benefits upon termination of employment or a change in control. For purposes of the table below, we have assumed that none of the potential severance benefits payable under the change in control plan would be subject to the excise tax imposed by section 4999 of the Code and therefore would not be reduced in accordance with the terms of the change in control plan. The table below does not include Ms. Ross or Mr. Dresden, because each of these Named Executive Officers was no longer employed with us as of December 31, 2016. Jason Wesbecher resigned as an officer of the Company in February 2017 and is no longer entitled to any potential severance or change in control compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

AS OF DECEMBER 31, 2016

Name	Salary	Bonus(6)	Health Benefits	Vesting(1)	Total
Kelly D. Conway
Good Reason or Without Cause(2)	$1,200,000	$—	$31,086	$975,083	$2,206,169
Death or Disability	$800,000	$—	$20,724	$517,460	$1,338,184
David R. Gustafson
Good Reason or Without Cause(3)	$305,000	$255,184	$17,652	$309,694	$887,530
Death or Disability	$305,000	$255,184	$17,652	$287,135	$864,971
Christopher J. Danson
Good Reason or Without Cause(4)	$305,000	$275,924	$12,792	$268,468	$862,184
Death or Disability	$305,000	$275,924	$12,792	$253,698	$847,414
Jason Wesbecher
Good Reason or Without Cause(5)	$275,000	$—	$—	$—	$275,000
Death or Disability	$275,000	$—	$—	$—	$275,000

(1)	For purposes of this table, shares of restricted stock were valued at the closing price on December 30, 2016 (the last business day of the year) of $3.70 for Common Stock.
(2)

Upon termination by Mr. Conway for Good Reason or by Mattersight without Cause, Mr. Conway would be paid the following amounts as severance: a lump sum amount of $1,200,000 and health benefits of $1,727 per month for up to 18 months. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 24 months after termination, amounting to 263,536 shares of restricted stock with a value of $975,083. Upon termination as a result of death or disability Mr. Conway would be paid a lump sum of $800,000 and health benefits of $1,727 per month for 12 months. In addition, he would be entitled to the accelerated vesting of 50% of the shares of restricted stock and stock options then outstanding, amounting to 139,854 shares of restricted stock with a value of $517,460. Upon a Change in Control, Mr. Conway would be entitled to accelerated vesting of the restricted stock and stock options that would have vested if he were employed for an additional 36 months (whether or not he incurred a termination in connection with the Change in Control), resulting in 279,708 shares of restricted stock with a value of $1,034,920.

(3)

Upon termination by Mr. Gustafson for Good Reason or by Mattersight without Cause, Mr. Gustafson would be paid the following amounts as severance: a lump sum of $305,000, representing 12 months of salary; health benefits of $1,471 per month for up to 12 months; and a bonus of $255,184, calculated as 100% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 12 months after termination, amounting to 83,701 shares of restricted stock with a value of $309,694. Upon termination as a result of death or disability Mr. Gustafson would be paid the following lump sum of $305,000 and health benefits of $1,471 per month for 12 months. In addition, he would be entitled to the accelerated vesting of 50% of the shares of restricted stock and stock options then outstanding, amounting to 77,604 shares of restricted stock with a value of $287,135. If he is terminated in connection with a Change in Control, Mr. Gustafson would be entitled to accelerated vesting of the restricted stock and stock options that would have vested if he were employed for an additional 24 months, resulting in 133,965 shares of restricted stock with a value of $495,671.

(4)

Upon termination by Mr. Danson for Good Reason or by Mattersight without Cause, Mr. Danson would be paid the following amounts as severance: a lump sum of $305,000, representing 12 months of salary; health benefits of $1,066 per month for up to 12 months; and a bonus of $275,924, calculated as 100% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 12 months after termination, amounting to 72,559 shares of restricted stock with a value of $268,468. Upon termination as a result of death or disability Mr. Danson would be paid the following lump sum of $305,000 and health benefits of $1,066 per month for 12 months. In addition, he would be entitled to the accelerated vesting of 50% of the shares of restricted stock and stock options then outstanding, amounting to 68,567 shares of restricted stock with a value of $253,698. If he is terminated in connection with a Change in Control, Mr. Danson would be entitled to accelerated vesting of the restricted stock and stock options that would have vested if he were employed for an additional 24 months, resulting in 118,595 shares of restricted stock with a value of $438,802.

(5)

Under the terms of Mr. Wesbecher’s severance agreement, entered into on January 22, 2017, he was paid one month’s salary, his 2015 stock bonus which resulted in 32,659 shares of the Company Stock, his 2016 stock bonus of $165,000 which amounted to 41,250 shares on February 10, 2017, and the Company accelerated the vesting of restricted stock and options that would have vested if he had been employed through February 28, 2017 (5,000 shares of restricted stock).

(6)

Solely for purposes of calculating the bonus amounts in the table: The bonuses for 2016 were calculated as an average of the annual bonus and the target bonus, except for Messrs. Conway and Wesbecher’s bonus. Mr. Conway in lieu of receiving his 2016 stock bonus received $50,000 in cash on April 15, 2017. Mr. Wesbecher received the bonuses listed in footnote 5.

PRINCIPAL ACCOUNTING FEES AND SERVICES

For fiscal years 2016 and 2015, fees for services provided by Grant Thornton LLP (“Grant Thornton”) were as described below. The Audit Committee has concluded that the provision of the services rendered by Grant Thornton with respect to the fees described below was compatible with maintaining Grant Thornton’s independence.

Audit Fees

Total audit fees paid to Grant Thornton for the 2016 and 2015 fiscal years were $490,995 and $519,000 respectively. Of the total audit fees paid in fiscal year 2016, $482,008 was for professional services rendered for the audits of the consolidated financial statements and internal controls of Mattersight and $8,987 was for statutory audit work for our affiliates in non-U.S. jurisdictions.

Audit-Related Fees

There were no audit-related fees for accounting consultations paid to Grant Thornton for the 2016 or 2015 fiscal years.

Tax Fees

There were no tax fees paid to Grant Thornton for fiscal years 2016 or 2015.

All Other Fees

No fees other than those described above were paid to Grant Thornton for fiscal years 2016 or 2015.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided to us by Grant Thornton. Pre-approval generally is provided at a regular meeting of the Audit Committee, covers a period of at least two years, and is, at a minimum, reviewed annually. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by Grant Thornton in accordance with this pre-approval and the fees for the services performed to-date. The Audit Committee, or its Chairman, may also pre-approve other particular services on a case-by-case basis. All services provided to us by Grant Thornton during 2016 and 2015 were pre-approved by the Audit Committee in accordance with this policy. Specifically, the Audit Committee pre-approved Grant Thornton’s provision of audit services for 2016 and 2015.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with our management and Grant Thornton the audited financial statements of Mattersight contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The Audit Committee also has discussed with Grant Thornton the matters required to be discussed pursuant to Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017.

John C. Staley, Chair
Henry J. Feinberg
Michael J. Murray

Proposal # 2 PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF EMPLOYEE STOCK
PURCHASE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES AVAILABLE FOR
ISSUANCE UNDER THE PLAN TO 750,000 SHARES

Description of the Proposal

You are being asked to vote on a proposal to approve an amendment and restatement of the Company’s 1999 Employee Stock Purchase Plan (the “ESPP”), to among other things, increase by 250,000 shares the number of shares of Common Stock reserved for issuance under the ESPP.

The amendment also clarifies the definition of committee under the ESPP to mean the Compensation Committee.

The ESPP was adopted by the Board of Directors on October 21, 1999 and subsequently approved by our stockholders.  As initially approved, the ESPP authorized the sale of 500,000 shares of Common Stock.   The Board of Directors approved an amendment of the ESPP on February 28, 2001 to increase the number of authorized shares to 1,250,000.  On December 19, 2001, the Company completed a 10-for-1 reverse split of its shares of Common Stock reducing the number of authorized shares to 125,000.  The ESPP was amended and restated February 14, 2007 to increase the number of shares authorized for sale to 500,000. As of March 31, 2017, approximately 60,492 shares of Common Stock remained available under the ESPP, as amended.

On February 8, 2017, the Board of Directors approved a further amendment and restatement of the ESPP that increases the number of shares authorized for sale by 250,000 so that the aggregate number of authorized shares is 750,000.

The purpose of the ESPP is to encourage employee retention and to align employee interests with those of our stockholders by providing our employees with the opportunity to purchase shares of our Common Stock at a discounted price through accumulated payroll deductions. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Principal Provisions of the Employee Stock Purchase Plan

The following is a summary of the principal provisions of the ESPP. It is qualified in its entirety by reference to the amended and restated ESPP, which is attached hereto as Annex A.

Administration

The Compensation Committee of the Board administers the ESPP. The Compensation Committee has sole authority to interpret the ESPP and make all determinations deemed necessary or advisable for administration of the ESPP.

Eligibility

Each of our employees whose customary employment is at least twenty hours per week and more than five months in any calendar year is eligible to participate in the ESPP. However, no employee may be granted a purchase right under the ESPP to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of all classes of our outstanding stock. As of March 31, 2017, we had approximately 243 employees eligible to participate in the ESPP.

Shares Available Under the ESPP

As of March 31, 2017, a total of approximately 60,492 shares of Common Stock remained available for future purchases under the ESPP. If the amendment and restatement is approved by our stockholders, the number of shares of Common Stock available for future purchases will be increased by 250,000 shares. If any purchase rights granted under the ESPP expire or are terminated for any reason without having been exercised in full, the unpurchased shares shall be available for reissue under the ESPP.

Participation

To participate in the ESPP, an eligible employee must authorize after-tax payroll deductions of at least 1% but not more than 15% of pay.  A participant cannot purchase more than $25,000 of Common Stock in any calendar year, or more than 1,500 shares of Common Stock in any purchase period.

Operation

Under the ESPP, participants are offered the option to purchase shares of our Common Stock at a discount on the exercise date for each purchase period. Purchase periods under the ESPP typically commence on the first day of each calendar quarter and end on the last trading day of such calendar quarter, with this last trading day being the exercise date for the purchase period.

The purchase price per share at which shares are sold under the ESPP is 85% of the lesser of the closing price of a share of Common Stock, as reported by The NASDAQ Stock Market on the first day of the purchase period or on the last day of the purchase period.

Unless a participant has previously canceled his or her participation in the ESPP, at the end of each purchase period, the participant will purchase the number of whole shares of Common Stock that the participant’s accumulated payroll deductions will buy at the purchase price. No fractional shares will be purchased; any remaining balance will be carried forward to the next offering period unless the participant elects to withdraw from the ESPP.

A participant may change or cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant may elect either to have the entire account balance refunded in cash without interest or to have the balance applied to a purchase of shares at the end of the purchase period.

Amendment and Termination

The Board or the Committee may amend or terminate the ESPP at any time.  However, no amendment may materially adversely affect any outstanding purchase rights during the purchase period during which the amendment is to be effective and no amendment may adversely affect the qualification of the ESPP under Section 423 of the Code.  Moreover, stockholder approval is required for any amendment which would (a) increase the number of shares of Common Stock reserved for issuance under the ESPP; (b) change the class of persons eligible to participate in the ESPP; or (c) extend the term of the ESPP. The ESPP automatically terminates on the earlier of: (a) termination by the Board; or (b) sale of all the shares authorized under the ESPP.

Adjustments and Corporate Transactions

If any change to the Common Stock is effected (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting Common Stock), the Company will make appropriate adjustments in the number of shares and purchase price covered by each outstanding purchase right under the ESPP and the aggregate number of shares of Common Stock reserved for issuance under the ESPP in order to prevent dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), the purchase period will end and all funds in each participant’s account shall be applied to purchase shares of Common Stock pursuant to the terms of the ESPP.

Federal Income Tax Consequences

Generally, no federal income tax consequences will arise at the time an employee purchases Common Stock under the ESPP. If an employee disposes of Common Stock purchased under the ESPP less than one year after the Common Stock is purchased or within two years of the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Common Stock at the time of purchase and the amount paid by the employee for the Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee.

If an employee does not dispose of the Common Stock purchased under the ESPP until at least one year after the Common Stock is purchased and at least two years after the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Common Stock on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. If an employee dies before disposing of the Common Stock purchased under the ESPP, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

We generally will not be entitled to a deduction with respect to the Common Stock purchased by an employee under the ESPP, unless the employee disposes of the Common Stock less than one year after the Common Stock is transferred to the employee or less than two years after the offering date.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

Past Participation

The table below sets forth the number of shares of common stock purchased by participating employees in the fiscal year ended December 31, 2016.

Name and Position	Aggregate Number of Shares
Kelly D. Conway, President and Chief Executive Officer	—
Christopher J. Danson, Executive Vice President and Chief Technology Officer	5,341
David R. Gustafson, Executive Vice President and Chief Operating Officer	5,341
David B. Mullen, Senior Vice President and Chief Financial Officer	—
All current executive officers as a group	10,682
All current directors who are executive officers as a group	—
All employees, including all current officers who are not executive officers, as a group	88,282

Vote Required for Ratification of Proposal

The affirmative vote of approval of the holders of a majority of shares present and entitled to vote either in person or by proxy at the Annual Meeting is required to approve the amendment and restatement of the ESPP.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN TO 750,000 SHARES.

Proposal #3 Advisory Vote on Executive Compensation

At the 2011 annual meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every three years.  The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, this year we are again asking the stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Named Executive Officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement.  As discussed in those disclosures, we believe that our compensation policies and decisions are consistent with current market practices.  Compensation of the Named Executive Officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board of Directors is asking our stockholders to indicate their support for the compensation of the Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or Mattersight. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2020 Annual Meeting of Stockholders.

Recommendation of Our Board of Directors

The Board Of Directors Recommends

A Vote In Favor Of Proposal 3

Proposal #4 Advisory Vote on the Frequency of Solicitation of
Advisory Stockholder Approval of Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of the our named executive officers as disclosed in the Company’s proxy statement. Currently, consistent with the preference expressed by our stockholders at our 2011 annual meeting of stockholders, the policy of the Board of Directors is to solicit a non-binding advisory vote on the compensation of the named executive officers every three years.  Accordingly, we are again asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board of Directors recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders once every three years.

As described in the Compensation Discussion and Analysis, our executive officer compensation is designed with a long-term focus. Key elements of the program include performance measures that require creation of stockholder value across economic cycles, long-term orientation of the pay mix to reward the disciplined long-term investments that are fundamental to our business model, and substantial linkage to long-term stock performance. The Board of Directors intends that the program be responsive to stockholder concerns, but is concerned that annual votes on the program could foster a short-term focus and undermine some of its most thoughtful features. The Board of Directors is also concerned that annual advisory votes on executive compensation for all public companies will overburden investors and require them to evaluate too many executive compensation programs annually, hindering careful evaluation of the programs. Because of this, annual votes may lead to “one size fits all” formulas for evaluating compensation that will impair our ability to design our compensation program to align with our business model and performance drivers. Finally, the Board of Directors believes that we will be better served by periodic votes on compensation that afford the Compensation Committee time to understand concerns and deliberate appropriate responses, and allow stockholder time to see responsive changes. In the event an advisory vote indicates stockholder concern, the Board of Directors believes stockholders will be best served if the Board of Directors takes the time to understand the issues and thoughtfully develop responsive alternatives.

Accordingly, the Board of Directors is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. The alternative among one year, two years and three years that receives the highest number of votes from the holder of shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years.  The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board of Directors and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board of Directors will consider the stockholders’ concerns and evaluate any appropriate next steps.  However, because this vote is advisory and, therefore, not binding on the Board of Directors or us, the Board of Directors may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of Mattersight or our Board of Directors.

Recommendation of Our Board of Directors

The Board Of Directors Recommends

A Vote In Favor Of “Three Years” On Proposal 4.

PROPOSAL #5 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton acted as our independent public accountants for 2016. The Audit Committee appointed Grant Thornton as independent public accountants for Mattersight to audit Mattersight’s consolidated financial statements for 2017.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Mattersight and its stockholders.

We have been advised that representatives of Grant Thornton will be at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Ratification of Independent Public Accountants

The ratification of the appointment of Grant Thornton as our independent public accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of Our Board of Directors

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS MATTERSIGHT’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2017 FISCAL YEAR ON PROPOSAL 5.

OTHER BUSINESS

Our Board of Directors does not know of any further business to be presented at the Annual Meeting. However, should any other matters arise that are properly presented and require a vote of our stockholders, the persons named as proxies on the enclosed proxy card intend to vote on those matters in accordance with their judgment as to the best interests of Mattersight.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2018

Deadline for Inclusion in Proxy Statement

Any stockholder proposal or director nominee to be considered by us for inclusion in the Proxy Statement and form of proxy for next year’s annual meeting of stockholders must be received by our Legal Department at its principal executive offices, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, no later than December 1, 2017 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/Director Nominations

Stockholder proposals that are not intended for inclusion in a proxy statement for an annual meeting, but that stockholders intend to introduce at an annual meeting, as well as proposed stockholder nominations for the election of directors at an annual meeting, must each comply with the advance notice procedures set forth in our bylaws in order to be brought properly before that annual stockholders’ meeting. In addition, with respect to any such stockholder proposals, we may utilize discretionary authority conferred by proxy in voting thereon if, among other matters, the stockholder proponent does not give timely notice of the matter to us in accordance with such bylaw procedures. In general, written notice of such a stockholder proposal or a director nomination must be delivered to our Legal Department not less than 75 days or more than 100 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year’s annual meeting of stockholders, the written notice must be received no earlier than February 7, 2018 and no later than March 4, 2018.

In addition to timing requirements, the advance notice provisions of our bylaws contain informational content requirements that must also be met. A copy of our bylaw governing these timing procedures and content requirements may be obtained by writing to our Legal Department at the address specified on the first page of this Proxy Statement.

If the presiding officer at the annual meeting of stockholders determines that business, or a nomination, was not brought before the meeting in accordance with our bylaws, then such business will not be transacted or such defective nomination will not be accepted.

ADDITIONAL INFORMATION

The cost of soliciting proxies will be borne by us. In addition to soliciting proxies through the mail, our directors, officers, and employees may solicit proxies in person, by facsimile, or by telephone, without additional compensation. As is customary, we will, upon request, reimburse brokers, banks, custodians, and other nominee holders of record for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of Mattersight shares.

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of its stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we may deliver only one set of proxy materials to multiple stockholders who share an address. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future proxy materials for your household, please contact Legal Department, Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606 or call 877-235-6925.

Your vote is important. Please submit your proxy with voting instructions by telephone or through the Internet by following the instructions provided as soon as possible or complete the enclosed proxy card with your voting instructions and mail it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

/s/ David B. Mullen
Secretary, Senior Vice President and Chief Financial Officer
April 6, 2017

We will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 16 2017, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to Legal Department, Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

Annex A

MATTERSIGHT CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated as of February 8, 2017)

1.Purpose. The purpose of the Mattersight Corporation 1999 Employee Stock Purchase Plan (the "Plan") is to provide employees of  Mattersight Corporation, a Delaware corporation (the "Company"), and its Subsidiary Companies (as defined in Section 15) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of the common stock, par value $0.01, of the Company ("Common Stock") at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and its Subsidiary Companies are sometimes hereinafter called individually a "Participating Company" or collectively the "Participating Companies."

2.Eligibility. Participation in the Plan shall be open to each employee of the Participating Companies (a) who has been employed by the Participating Companies for at least three months, (b) whose customary employment by the Participating Companies is greater than 20 hours per week; and (c) whose customary employment by the Participating Companies is at least five months in any calendar year (each an "Eligible Employee") or any of its subsidiaries. No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 4). Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Stock hereunder (i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under Section 424(d) of the Code), or (ii) if for a given calendar year such right would permit such employee's aggregate rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Companies or Parent Corporation (which aggregate rights are exercisable during such calendar year) to accrue at a rate which exceeds $25,000 of fair market value of such stock for such calendar year, all determined in the manner provided by Section 423(b)(8) of the Code and the rules and regulations thereunder. In addition, the number of shares of Common Stock which may be purchased by any Eligible Employee during any Purchase Period shall not exceed 1,500, subject to adjustment pursuant to Section 14.

3.Effective Date of Plan. The Plan was adopted by the Company’s Board of Directors (the "Board") on October 21, 1999, and thereafter approved by the stockholders of the Company. The Plan became effective on February 16, 2000 (the "Effective Date").

4.Purchase Periods. The "Purchase Periods" shall be successive three-month periods, each of which shall begin on the first business day of a calendar quarter and end on the last business day of such calendar quarter.

5.Basis of Participation.

(a)Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase that begins on or after such employee becomes an Eligible Employee and shall be considered a Participant in the Plan thereafter (a "Participant"), until this Plan or the Participant’s participation in the Plan is terminated in accordance with the terms hereof.

(i)To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization (the "Authorization") to the Participating Company that is the employee's employer (the “Employer”), or its designated agent, in the time and manner specified by the Committee. The Authorization shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. Each Authorization shall direct that payroll deductions be made by the Employer for each payroll period during which the employee is a Participant in the Plan. The amount of each payroll deduction specified in an Authorization for each such payroll period shall be a whole percentage amount or a whole dollar amount, as determined by the Committee, in either case not to exceed 15%, or such lesser percentage as may be determined by the Committee, of the Participant's current regular wage or salary (before withholding or other deductions) paid to him or her by any of the Participating Companies.

(ii)Payroll deductions (and any other amount paid under the Plan) shall be made for each Participant in accordance with his or her Authorization until his or her participation in the Plan terminates or the Plan terminates, all as hereinafter provided.

(iii)A Participant may change the amount of his or her payroll deduction by filing a new Authorization with the Company or its designated agent, which shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. No other changes shall be permitted, except that a Participant may elect to terminate his or her participation in the Plan as provided in Section 8.

(iv)Payroll deductions shall be credited to a purchase account established on the books of the Company on behalf of each Participant (a "Purchase Account").

(b)The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by Participants in a lump sum or automatic charges to Participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend to terminate any participation procedures established pursuant to this paragraph without prior notice to any Participant or Eligible Employee.

6.Purchase Price. The purchase price (the "Purchase Price") per share of Common Stock hereunder for any Purchase Period shall be 85% of the lesser of (i) the Fair Market Value (as defined in Section 15) of a share of Common Stock on the first day of such Purchase Period and (ii) the Fair Market Value of a share of Common Stock on the last day of such Purchase Period, unless, prior to the beginning of such Purchase Period, the Committee shall determine otherwise (subject to the limitations contained in clause (iii) of Section 9(c)). If such determination results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. In no event shall the Purchase Price be less than the par value of the Common stock.

7.	Purchase and Issuance of Shares.

(a)At the end of each Purchase Period, the amount in each Participant's Purchase Account will be applied to the purchase from the Company of the number of shares of Common Stock determined by dividing such amount by the Purchase Price for such Purchase Period.  The Common Stock purchased by each Participant shall be considered to be issued and outstanding to his or her credit as of the close of business on the last day of each Purchase Period. The total number of shares of Common stock purchased by all Participants during each Purchase Period shall be issued, as of the last day in such Purchase Period, to  each Participant’s account with E*TRADE (or any successor thereto). Stock certificates will not be issued for the shares purchased. Rather, the Company will cause its transfer agent to maintain a book entry for the shares in each Participant’s name.

(b)No interest shall accrue at any time for any amount credited to a Purchase Account of a Participant. After the close of each Purchase Period, a report will be sent to each Participant stating the entries made to his or her Purchase Account, the number of shares of Common Stock purchased, and the applicable Purchase Price.

8.	Termination of Participation.

(a)A Participant may elect at any time to terminate his or her participation in the Plan, provided written notice of such termination is received by the Company prior to the last business day of the Purchase Period for which such termination is to be effective.  The termination notice shall specify the Participant’s preferred disposition of the balance in his or her Purchase Account. Specifically, the Participant may elect (i) for the Company to promptly deliver to such Participant cash in an amount equal to the balance in his or her Purchase Account on the date of such termination (the “Final Balance”) or (ii) to authorize a purchase using the Final Balance, which shall be effected by the Company in accordance with Section 7 hereof, at the end of the Purchase Period in which the notice of termination was received.

(b)If the Participant dies, terminates his or her employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee (including, without limitation, as a result of a Participating Company ceasing to be a Subsidiary Company), his or her participation in the Plan shall immediately terminate. Upon such terminating event, the Company shall promptly deliver to such Participant or his or her legal representative, as the case may be, cash in an amount equal to the balance to his or her credit in his or her Purchase Account, if any, on the date of such termination.

9.	Termination or Amendment of the Plan.

(a)The Company, by action of the Board or the Committee, may terminate the Plan at any time. Notice of termination shall be given to all Participants, but any failure to give such notice shall not impair the effectiveness of the termination.

(b)Without any action being required, the Plan will terminate in any event when the maximum number of shares of Common stock to be sold under the Plan (as provided in Section 13) has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan is not sufficient to satisfy all then-outstanding purchase rights, the Board may determine an equitable basis of apportioning available shares among all Participants consistent with Section 423 of the Code.

(c)The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided. however, no such amendment shall (i) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (ii) unless approved by the stockholders of the Company, increase the maximum number of shares of Common Stock that may be purchased under the Plan, (iii) decrease the Purchase Price of the shares of Common Stock for any Purchase Period below the lesser of 85% of the Fair Market Value thereof on the first day of such Purchase Period and 85% of the Fair Market Value thereof on the last day of such Purchase Period, (iv) unless approved by the stockholders of the Company, change the class of employees eligible to participate in the Plan, or (v) adversely affect the qualification of the Plan under Section 423 of the Code.

(d)Upon termination of the Plan, cash in an amount equal to the balance, if any, of each Participant in his or her Purchase Account, shall be promptly distributed to such Participant.

10.Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a Participant.

11.Stockholder's Rights. No Eligible Employee or Participant shall by reason of the Plan have any rights of a stockholder of the Company until and to the extent he or she shall acquire shares of Common stock as herein provided.

12.Administration of the Plan.

(a)The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), provided that the Board may otherwise appoint (i) the entire Board or (ii) a committee consisting of two or more members of the Board, to act as the Committee. In addition to the power to amend or terminate the Plan pursuant to Section 9, the Committee shall have full power and •authority to: (A) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (B) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (C) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(b)The Plan shall be administered so as to ensure all Participants have the same rights and privileges as required by Section 423(b)(5) of the Code.

13.Maximum Number of Shares. The maximum number of shares of Common Stock that may be purchased under the Plan is 750,000, subject, however, to adjustment as hereinafter set forth. Shares of Common Stock sold hereunder may be treasury shares, authorized, and unissued shares, or a combination thereof.

14.Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the maximum number and class of securities that may be purchased under this Plan, the maximum number and class of securities that may be purchased by any Eligible Employee during any Purchase Period, and the Purchase Price per security, shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding, and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded.

15.Miscellaneous.

(a)Except as otherwise expressly provided herein, any Authorization, election, notice, or document under the Plan from an Eligible Employee or Participant shall be delivered to the Company, the Participating Company that is the employer of such Eligible Employee, or their designated agents and, subject to any limitations specified in the Plan, shall be effective when so delivered.

(b)The term "business day" shall mean any day other than Saturday, Sunday, or a legal holiday recognized by the Participating Corporation for which the Participant is employed.

(c)The term "Committee" shall mean the Compensation Committee of the Company’s Board of Directors.

(d)The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(e)The term “Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported by The NASDAQ Stock Market or the principal national securities exchange on which the Common Stock is then traded, on the date that such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date that transactions were reported; provided, however, that if the Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

(f)The term "Parent Corporation" shall mean any corporation that is, or becomes, a parent corporation of the Company (within the meaning of Section 424(e) of the Code).

(g)The term "Subsidiary Companies" shall mean all corporations that are, or become, subsidiary corporations (within the meaning of Section 424(f) of the Code) and of which the Company is the common parent.

(h)The Plan, and the Company's obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal, state, and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

16.	Change in Control.

(a)In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, upon such Change in Control, the then-current Purchase Period shall thereupon end, and all Participants' Purchase Accounts shall be applied to purchase shares of Common Stock pursuant to Section 7, and the Plan shall immediately thereafter terminate.

(b)"Change in Control" for the purposes hereof means the occurrence of any of the following events:

(i)the acquisition by any individual, entity, or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (A) the then‑outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion, or exchange privilege, unless the security being so exercised, converted, or exchanged was acquired directly from the Company); (2) any acquisition by the Company; (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Corporation; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 16(b); provided further, that for purposes of clause (2) above, if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 35% or more of the Outstanding Company Common Stock or 35% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii)individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall not be deemed a member of the Incumbent Board;

(iii)approval by the stockholders of the Company of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock and the combined voting power of the outstanding securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary Corporation, the corporation resulting from such Corporate Transaction, and any Person who beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of Common Stock or the combined voting power of the outstanding securities entitled to vote generally in the election of Directors of the corporation resulting from such Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or

(iv)approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

MATTERSIGHT CORPORATION BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by authorizing a proxy up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E24368-P87709 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MATTERSIGHT CORPORATION For All  Withhold All Except For All  The Board of Directors recommends you vote FOR ALL in Proposal #1: Election of Directors ! ! ! 1. Nominees: 01) Kelly D. Conway  02) David B. Mullen  03) Michael J. Murray To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Proposal #2: 1999 Employee Stock Purchase Plan Share Increase For Against Abstain 2. To approve an amendment and restatement of our 1999 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of ! ! ! common stock authorized for issuance under the plan by 250,000 shares. The Board of Directors recommends you vote FOR Proposal #3: Advisory Vote on Executive Compensation 3. To approve, by a non-binding advisory vote, the compensation of our named executive officers. ! ! ! The Board of Directors recommends you vote THREE YEARS on Proposal #4: Advisory Vote on Frequency of Executive 1 Year 2 Years 3 Years Abstain Compensation Advisory Vote 4. To approve, by a non-binding advisory vote, the preferred frequency of stockholder advisory votes on the compensation of our named ! ! ! ! executive officers. The Board of Directors recommends you vote FOR Proposal #5: Ratification of Independent Public Accountant For Against Abstain 5. To ratify the appointment of Grant Thornton LLP as our independent public accountants for the 2017 fiscal year. ! ! ! NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. MATTERSIGHT CORPORATION Annual Meeting of Stockholders May 18, 2017 9:00 AM Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) KELLY D. CONWAY, DAVID B. MULLEN, and JOHN T. KOHLER, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (1) Mattersight Common Stock, par value $0.01 per share, and (2) Mattersight 7% Series B Convertible Preferred Stock, par value $0.01 per share, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 18, 2017, at the companies offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606 and any adjournment(s) or postponement(s) thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR ALL" THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS ON PROPOSAL #1, "FOR" PROPOSALS 2, 3 AND 5, AND THREE YEARS ON PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.  PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE INSTRUCTIONS PROVIDED. Continued and to be signed on reverse side